UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

ViewRay, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY – SUBJECT TO COMPLETION

VIEWRAY, INC.

2 Thermo Fisher Way

Oakwood Village, OH 44146

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 11, 2021

To the Stockholders of ViewRay, Inc.:

NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of ViewRay, Inc., a Delaware corporation (referred to herein as the “Company”, “we” or “our”), will be held virtually via live audio webcast on June 11, 2021, at 8:30 a.m. Pacific Time, for the following purposes:

1.	To elect the three Class III directors named in the Proxy Statement to hold office until the 2024 annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To approve an amendment to our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to phase out the classified structure of our board of directors;

3.

To ratify the selection, by the audit committee of our board of directors, of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021;

4.	To conduct an advisory vote to approve ViewRay’s executive compensation; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

These proposals are more fully described in the Proxy Statement following this Notice. Only stockholders who owned our common stock at the close of business on April 19, 2021 (the “Record Date”) can vote at this meeting or any adjournments that take place.

We have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Consequently, stockholders will not receive paper copies of our proxy materials unless they specifically request them. We will send a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about [*], 2021 to our stockholders of record as of the close of business on the Record Date. We are also providing access to our proxy materials over the Internet beginning on or about [*], 2021. Electronic delivery of our proxy materials will significantly reduce our printing and mailing costs, and the environmental impact of the proxy materials.

The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/VRAY2021, where you will be able to listen to the meeting live, submit questions and vote online. To participate in the Annual Meeting, you will need the 16-digit control number included on the Notice or on the proxy card that you request and receive by mail or e-mail. The Notice contains instructions for accessing the proxy materials, including the Proxy Statement and our annual report, and provides information on how stockholders may obtain paper copies free of charge. The Notice also provides the date and time of the Annual Meeting; the matters to be acted upon at the meeting and the recommendation from our board of directors with regard to each matter; and information on how to attend the meeting and vote online.

It is important that your shares be represented and voted whether or not you plan to attend the virtual Annual Meeting. You may vote on the Internet, by telephone or by completing and mailing a proxy card or the form forwarded by your bank, broker or other holder of record. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the Annual Meeting. Please review the instructions on the proxy card or the information forwarded by your bank, broker or other holder of record regarding each of these voting options.

The board of directors recommends that you vote (i) FOR the election of the Class III director nominees named in Proposal No. 1, (ii) FOR the amendment to our Certificate of Incorporation to phase out the classified structure of our board of directors as described in Proposal No. 2, (iii) FOR the ratification of the selection, by the audit committee and our board of directors, of Deloitte & Touche LLP as our independent registered public accounting firm as described in Proposal No. 3 for the fiscal year ending December 31, 2021, and (iv) FOR the approval, on an advisory basis, of ViewRay’s executive compensation as described in Proposal No. 4.

By order of the Board of Directors,

Scott W. Drake President and Chief Executive Officer

Oakwood Village, Ohio

[*], 2021

PRELIMINARY PROXY – SUBJECT TO COMPLETION

YOUR VOTE IS IMPORTANT

PLEASE PROMPTLY AUTHORIZE A PROXY TO CAST YOUR VOTES THROUGH THE INTERNET FOLLOWING THE VOTING PROCEDURES DESCRIBED IN THE NOTICE OR, IF YOU HAVE REQUESTED AND RECEIVED PAPER COPIES OF THE PROXY MATERIALS, BY TELEPHONE OR BY SIGNING, DATING AND RETURNING THE PROXY CARD SENT TO YOU.

VIEWRAY, INC.

2 Thermo Fisher Way

Oakwood Village, OH 44146

PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIAL FOR THE

STOCKHOLDER MEETING TO BE HELD ON JUNE 11, 2021

The board of directors of ViewRay, Inc. is soliciting your proxy to vote at our 2021 Annual Meeting of Stockholders to be held virtually via live audio webcast on June 11, 2021, at 8:30 a.m. Pacific Time, and any adjournment or postponement of that meeting (the “Annual Meeting”). The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/VRAY2021, where you will be able to listen to the meeting live, submit questions and vote online. To participate in the Annual Meeting, you will need the 16-digit control number included on the Notice of Internet Availability of Proxy Materials or on the proxy card that you request and receive by mail or e-mail.

This Proxy Statement is dated as of [*], 2021. As used in this Proxy Statement henceforward, unless otherwise stated or the context clearly indicates otherwise, the terms the “Company,” the “Registrant,” “ViewRay,” “we,” “us” and “our” refer to ViewRay, Inc., a Delaware corporation.

In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

We have elected to provide access to our proxy materials on the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders of record as of April 19, 2021 (the “Record Date”), while brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials, or to request a printed set of the proxy materials. Instructions on how to request a printed copy by mail or e-mail may be found in the Notice of Internet Availability of Proxy Materials and on the website referred to in the Notice of Internet Availability of Proxy Materials, including an option to request paper copies on an ongoing basis. We are making this Proxy Statement available on the Internet on or about [*], 2021 and are mailing the Notice of Internet Availability of Proxy Materials to all stockholders entitled to vote at the Annual Meeting on or about [*], 2021. We intend to mail or e-mail this Proxy Statement, together with a proxy card, to those stockholders entitled to vote at the Annual Meeting who have properly requested copies of such materials by mail or e-mail, within three business days of request.

The only voting securities of ViewRay are shares of common stock, $0.01 par value per share (the “common stock”), of which there were [*] shares outstanding as of the Record Date. We need the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote, present by remote communication or represented by proxy, to hold the Annual Meeting.

The Company’s Annual Report on Form 10-K, which contains financial statements for fiscal year December 31, 2020 (the “Annual Report”), accompanies this Proxy Statement if you have requested and received a copy of the proxy materials in the mail. Stockholders that receive the Notice of Internet Availability of Proxy Materials can access this Proxy Statement and the Annual Report at the website referred to in the Notice of Internet Availability of Proxy Materials. The Annual Report and this Proxy Statement are also available on the “SEC Filings” section of our investor relations website at http://investors.viewray.com and at the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov. Please note that the information on our website is not part of this Proxy Statement. You also may obtain a copy of ViewRay’s Annual Report, without charge, by writing to our Investor Relations department at the above address.

THE PROXY PROCESS AND STOCKHOLDER VOTING

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were [*] shares of common stock issued and outstanding and entitled to vote. A list of stockholders entitled to vote at the Annual Meeting will be available during the Annual Meeting by visiting www.virtualshareholdermeeting.com/VRAY2021 and for ten days prior to the meeting during normal business hours at our offices at 2 Thermo Fisher Way, Oakwood Village, Ohio 44146. If you wish to examine the list, you may contact our Corporate Secretary, and arrangements will be made for you to review the list.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, American Stock Transfer & Trust Company, LLC (“AST”), then you are a stockholder of record. As a stockholder of record, you may: vote electronically at the Annual Meeting; vote by proxy on the Internet or by telephone; or vote by returning a proxy card, if you request and receive one. Whether or not you plan to attend the Annual Meeting, to ensure your vote is counted, we urge you to vote by proxy on the Internet as instructed in the Notice of Internet Availability of Proxy Materials, by telephone as instructed on the website referred to on the Notice of Internet Availability of Proxy Materials, or (if you request and receive a proxy card by mail or e-mail) by signing, dating and returning the proxy card sent to you or by following the instructions on such proxy card to vote on the Internet or by telephone.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the virtual Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares electronically at the Annual Meeting, unless you request and obtain a legal proxy from your broker or other agent who is the record holder of the shares, authorizing you to vote at the Annual Meeting.

What am I being asked to vote on?

You are being asked to vote on four proposals:

•	Proposal No. 1: the election of three Class III directors to hold office until our 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

•

Proposal No. 2: a proposal to approve an amendment to our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to phase out the classified structure of our board of directors;

•

Proposal No. 3: the ratification of the selection, by the audit committee of our board of directors, of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

•	Proposal No. 4: the advisory vote to approve ViewRay’s executive compensation.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

How does the board of directors recommend I vote on the Proposals?

The board of directors recommends that you vote:

•	FOR each of the Class III director nominees;

•	FOR the amendment to our Certificate of Incorporation to phase out the classified structure of our board of directors;

•

FOR ratification of the selection, by the audit committee of our board of directors, of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

•	FOR the approval, on an advisory basis, of ViewRay’s executive compensation.

How do I vote?

•	For Proposal No. 1, you may either vote “For,” or choose that your vote be “Withheld” from, any of the nominees to the board of directors.

•	For Proposal No. 2, you may either vote “For” or “Against” the proposal, or “Abstain” from voting.

•	For Proposal No. 3, you may either vote “For” or “Against” the proposal, or “Abstain” from voting.

•	For Proposal No. 4, you may either vote “For” or “Against” the proposal, or “Abstain” from voting.

Please note that by casting your vote by proxy you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof. The procedures for voting, depending on whether you are a stockholder of record or a beneficial owner, are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in any of the following manners:

•

To vote over the Internet prior to the Annual Meeting, follow the instructions provided on the Notice of Internet Availability of Proxy Materials or on the proxy card that you request and receive by mail or e-mail. We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

•

To vote by telephone, call the toll-free number found on the proxy card you request and receive by mail or e-mail, or the toll-free number that you can find on the website referred to on the Notice of Internet Availability of Proxy Materials.

•

To vote by mail, complete, sign and date the proxy card you request and receive by mail or e-mail and return it promptly. As long as your signed proxy card is received before the Annual Meeting, we will vote your shares as you direct.

•

To vote via the virtual meeting website, visit www.virtualshareholdermeeting.com/VRAY2021. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or on the proxy card that you request and receive by mail or e-mail in order to participate in the virtual Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/VRAY2021.

Even if you plan to participate in the Annual Meeting online, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to participate in the Annual Meeting. The Internet and telephone voting facilities for eligible stockholders of record will close at 11:59 p.m. Eastern Time on June 10, 2021. Even if you have submitted your vote before the Annual Meeting, you may still attend the virtual Annual Meeting and vote electronically. In such case, your previously submitted proxy will be disregarded.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization, rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted or follow the instructions to submit your vote by the Internet or telephone, if those instructions provide for Internet and telephone voting. To vote at the virtual Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

Who counts the votes?

Broadridge Financial Solutions, Inc. (“Broadridge”) has been engaged as our independent agent to tabulate stockholder votes, or the Inspector of Election. If you are a stockholder of record, and you choose to vote over the Internet prior to the Annual Meeting or by telephone, Broadridge will access and tabulate your vote electronically, and if you have requested and received proxy materials via mail or e-mail and choose to sign and mail your proxy card, your executed proxy card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in “street name”) returns one proxy card to Broadridge on behalf of all its clients.

How are votes counted?

Votes will be counted by the Inspector of Election appointed for the Annual Meeting. For Proposal 1, the Inspector of Election will separately count “For” and “Withheld” votes and broker non-votes for each nominee. For Proposal 2, Proposal 3, and Proposal 4, the Inspector of Election will separately count “For” and “Against” votes, abstentions and broker non-votes, if any. If your shares are held by your broker as your nominee (that is, in “street name”), you will need to follow the instructions provided by your broker to instruct your broker how to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See below for more information regarding: “What are “broker non-votes”?” and “Which ballot measures are considered “routine” and “non-routine”?”

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, custodian, nominee or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Which ballot measures are considered “routine” or “non-routine”?

The ratification of the selection, by the audit committee of our board of directors, of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2021 (Proposal 3) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 2. The election of directors (Proposal 1), vote on the amendment to our Certificate of Incorporation to phase out the classified structure of our board of directors (Proposal 2), and advisory vote to approve ViewRay’s executive compensation (Proposal 4) are considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal 1, Proposal 2, and Proposal 4.

How many votes are needed to approve the proposal?

With respect to Proposal 1, the election of directors, the three nominees receiving the highest number of “For” votes will be elected. “Withheld” votes and broker non-votes will have no effect on the outcome of this proposal.

With respect to Proposal 2, the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares voting stock entitled to vote at an election of directors (“Voting Stock”) of the Company outstanding as of the record date, voting together as a single class, is required for approval. Abstentions and broker non-votes will have the same effect as votes “against” this proposal.

With respect to Proposal 3, the affirmative vote of the majority of votes cast (excluding abstentions) is required for approval. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

With respect to Proposal 4, the affirmative vote of the majority of votes cast (excluding abstentions and broker non-votes) is required for approval. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What if I return a Proxy Card, but do not make specific choices?

If we receive a signed and dated Proxy Card and that Proxy Card does not specify how your shares are to be voted, your shares will be voted “For” the election of each of the three nominees for director, “For” the amendment to our Certificate of Incorporation to phase out the classified structure of our board of directors, “For” the ratification of the selection, by the audit committee of our board of directors, of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2021, and “For” the approval, on an advisory basis, of ViewRay’s executive compensation. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to those proxy materials received by mail or on the Internet, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or more than one set of printed materials?

If you receive more than one Notice of Internet Availability of Proxy Materials or more than one set of printed materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must follow the instructions for voting on each Notice of Internet Availability of Proxy Materials or proxy card you receive via mail or e-mail upon your request, which include voting over the Internet, telephone or by signing and returning any of the proxy cards you request and receive.

Can I change my vote after submitting my proxy vote?

Yes. You can revoke your proxy vote at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy vote in any one of three ways:

•	You may submit a new vote on the Internet or by telephone or submit a properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to ViewRay’s Corporate Secretary at 2 Thermo Fisher Way, Oakwood Village, Ohio 44146.

•	You may attend the virtual Annual Meeting and vote electronically at the Annual Meeting. Simply attending the virtual Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

How will voting on any business not described in this Proxy Statement be conducted?

We are not aware of any business to be considered at the Annual Meeting other than the items described in this Proxy Statement. If any other matter is properly presented at the Annual Meeting, your proxy will vote your shares using his or her best judgment.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by [*], 2021, to ViewRay’s Secretary at 2 Thermo Fisher Way, Oakwood Village, Ohio 44146. If you wish to submit a proposal that is not to be included in our proxy materials for the next year’s annual meeting pursuant to the SEC’s shareholder proposal procedures or to nominate a director, you must do so between February 11, 2022 and March 13, 2022; provided that if the date of that annual meeting is more than 30 days before or more than 60 days after June 11, 2022, you must give notice not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of the annual meeting date is first made. You are also advised to review our Amended and Restated Bylaws (the “bylaws”), which contain additional requirements about advance notice of stockholder proposals and director nominations.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present by remote communication or represented by proxy at the Annual Meeting. On the Record Date, there were [*] shares of common stock outstanding and entitled to vote.

If you are a stockholder of record, your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the Annual Meeting. If you are a beneficial owner of shares held in “street name,” your shares will be counted towards the quorum if your broker or nominee submits a proxy for your shares at the

Annual Meeting, even if the proxy results in a broker non-vote due to the absence of voting instructions from you. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present by remote communication or represented by proxy, may adjourn the Annual Meeting to another time or place.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

Attending the Annual Meeting

The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/VRAY2021, where you will be able to listen to the meeting live, submit questions and vote online. To participate in the Annual Meeting, you will need the 16-digit control number included on the Notice or on the proxy card that you request and receive by mail or e-mail.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Unless the board of directors determines that vacancies (including vacancies created by increases in the number of directors) shall be filled by the stockholders, and except as otherwise provided by law, vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors.

The board of directors currently consists of nine seated directors, divided into the three following classes:

•	Class I directors: Scott W. Drake, B. Kristine Johnson and Phillip M. Spencer, whose current terms will expire at the annual meeting of stockholders to be held in 2022;

•	Class II directors: Daniel Moore, Gail Wilensky, Ph.D., and Kevin Xie, Ph.D., whose current terms will expire at the annual meeting of stockholders to be held in 2023; and

•	Class III directors: Caley Castelein, M.D., Brian K. Roberts and Scott Huennekens, whose current terms will expire at the Annual Meeting.

At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification, until the third subsequent annual meeting of stockholders.

Mr. Huennekens’ term as a director will end at the Annual Meeting and he is not standing for election. Karen N. Prange has been nominated for election at the Annual Meeting to serve as Class III director. Dr. Castelein and Mr. Roberts have also been nominated for election at the Annual Meeting to serve as Class III directors. Effective immediately following the Annual Meeting, our board of directors will consist of nine members.

Each director to be elected at the Annual Meeting will hold office from the date of his or her election by the stockholders until the third subsequent annual meeting of stockholders and until that director’s successor is duly elected and has been qualified, or until that director’s earlier death, resignation or removal.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, those shares will be voted for the election of those substitute nominees as the board of directors may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

Directors are elected by a plurality of the votes cast at the meeting. However, under our corporate governance guidelines, any nominee for director in an uncontested election (i.e., an election where the only nominees are those recommended by the board of directors) who receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”) will, within five business days of the certification of the shareholder vote by the inspector of elections, tender a written offer to resign from the Board. The Nominating and Corporate Governance Committee will promptly consider the resignation offer and recommend to the board of directors whether to accept it. The Nominating and Corporate Governance Committee will consider all factors its members deem relevant in considering whether to recommend acceptance or rejection of the resignation offer. The Board will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following the certification of the shareholder vote by the inspector of elections. In considering whether to accept the resignation offer, the Board will consider the factors considered by the Nominating and Corporate Governance Committee and any additional information and factors that the Board believes to be relevant. Any director who tenders his or her offer to resign from the Board pursuant to this provision shall not participate in the Nominating and Corporate Governance Committee or Board deliberations regarding whether to accept the offer of resignation.

The following table sets forth, for the Class III directors and for our other current directors, information with respect to their position/office held with the Company and their ages as of April 19, 2021:

Name	Age	Position with Company	Position Since
Class I Directors whose terms expire at the 2022 Annual Meeting of Stockholders
Scott W. Drake	53	President, Chief Executive Officer and Director	2018
B. Kristine Johnson (2)	69	Director	2020
Phillip M. Spencer (2)	58	Director	2021
Class II Directors whose terms expire at the 2023 Annual Meeting of Stockholders
Daniel Moore (1)(3)	60	Chairman	2018
Gail Wilensky, PhD. (3)	77	Director	2019
Kevin Xie, PhD.	50	Director	2019
Class III Directors whose terms expire at the 2021 Annual Meeting of Stockholders and who are standing for election at the Annual Meeting
Caley Castelein, M.D. (3)	50	Director	2008
Brian K. Roberts (1)(2)	50	Director	2015
Class III Director whose term expires at the 2021 Annual Meeting of Stockholders and who is not standing for election at the Annual Meeting
Scott Huennekens (1)(2)	56	Director	2018
Nominee for Class III Director standing for election at the Annual Meeting
Karen N. Prange	57	Director Nominee	—

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the board of directors to conclude that they should serve as directors.

Nominees for Election to a Three-Year Term Expiring at the 2024 Annual Meeting of Stockholders

Caley Castelein, M.D. has served as a member of our board of directors since January 2008. Since February 2017, Dr. Castelein has served as a member of the board of directors of Aerpio Therapeutics, Inc. (NASDAQ: ARPO), a biopharmaceutical company. Since 2010, he has served as a member of the board of directors of Boreal Genomics, Inc., a life sciences company. Dr. Castelein has served as a member of the board of directors for NewBridge Pharmaceuticals FZ, LLC, a specialty therapeutics company, since 2015. Since 2008, he has served as a Managing Director of Kearny Venture Partners, L.P. Additionally, he founded KVP Capital, L.P. in 2013 and manages the fund, which invests in small and mid-cap healthcare companies. Dr. Castelein served as a member of the board of directors for AliveCor, Inc., a medical device company, from 2015 to 2020. Dr. Castelein served as a member of the board of directors for Waterstone Pharmaceuticals, Inc., a pharmaceutical company, from 2015 to 2018. From 2015 to 2017, he served as a member of the board of directors of Wellpartner, Inc., a pharmaceutical distribution solutions company. From March 2015 to July 2015, Dr. Castelein served as a member of the board of directors of Neos Therapeutics, Inc. (NASDAQ: NEOS), a pharmaceutical company. He holds an A.B. from Harvard College and an M.D. from the University of California, San Francisco. We believe Dr. Castelein is qualified to serve on our board of directors based on his extensive investment experience in the healthcare industry.

Brian K. Roberts has served as a member of our board of directors since December 2015. Since September 2020, Mr. Roberts has served as President and Chief Executive Officer of Tarveda Therapeutics, Inc., a biopharmaceutical company, where he also served as Chief Financial Officer from January 2018 to September 2020. From July 2016 to April 2020, he served as a member of the board of directors for Valeritas Holdings, Inc. (NASDAQ: VLRX), a medical technology company. Mr. Roberts served as Chief Operating and Financial Officer at Avedro, Inc., a pharmaceutical and medical device company, from January 2015 to October 2016. He served as Chief Financial Officer at Insulet Corporation (NASDAQ: PODD), also a medical device company, from 2009 to 2014. Mr. Roberts served as Chief Financial Officer at Jingle Networks, Inc., an advertising and technology solutions company, from September 2007 to December 2008. From 2001 to 2007, he held various leadership roles, including serving as Chief Financial Officer of Digitas, Inc. (NASDAQ: DTAS), (a/k/a DigitasLBi, Inc.), a marketing and technology agency. Mr. Roberts served as Vice President of Finance at Idiom Technologies, Inc., a provider of globalization management, from 2000 to 2001. From 1997 to 1999, he served as U.S. Controller of The Monitor Group, a consulting firm. Mr. Roberts served as an Auditor with Ernst & Young LLP from 1993 to 1997. He holds a B.S. from Boston College. We believe Mr. Roberts is qualified to serve on the Board because of his over 25 years of financial, operational and strategic experience in private and public companies.

Karen N. Prange has been nominated for election to our board of directors. She has served as a member of the board of directors of Cantel Medical (NYSE: CMD), a medical equipment company, since October 2019. Ms. Prange has served as a member of the board of directors of Atricure (NASDAQ: ATRC), a medical device company, since December 2019. She has served as a member of the board of directors of Nevro (NASDAQ: NVRO), a medical device company, since December 2019. Ms. Prange has served as a member of the board of directors of WS Audiology, a hearing aid manufacturer, since March 2020. She has served as Strategic Advisor to Nuvo Group, LLC, a medical device company, since September of 2019 and Industrial Advisor to EQT Group, a global investment organization, since March 2020. From May 2016 to April 2018, Ms. Prange was Executive Vice President and Chief Executive Officer for the Global Animal Health, Medical and Dental Surgical Group at Henry Schein as well as a member of the Executive Committee. She served as Senior Vice President of Boston Scientific and President of its Urology and Pelvic Health business from 2012 to 2016. From 1995 to 2012, Ms. Prange held various roles of increasing leadership at Johnson & Johnson Company (NYSE: JNJ), most recently as General Manager of the Micrus Endovascular and Codman Neurovascular businesses. She holds a B.S. in Business Administration from the University of Florida. We believe Ms. Prange is qualified to serve on our board of directors based on her broad experience in the medical device industry as well as her demonstrated business leadership aptitude.

Class III Director whose term expire at the 2021 Annual Meeting of Stockholders and who is not standing for election at the Annual Meeting

Scott Huennekens has served as a member of our board of directors since February 2018. Since February 2021, he has served as Chairman of the Board of VIDA FLaSH Acquisitions, a medical technology special-purpose acquisition company. Mr. Huennekens has served as a member of the board of directors for NuVasive, Inc. (NASDAQ: NUVA), a medical device company, since September 2018. He has served as Executive Chairman of the Board of Directors of Acutus Medical (NASDAQ: AFIB), a medical device company, since July 2019. Mr. Huennekens served as Chairman of the Board, President and Chief Executive Officer of Verb Surgical, Inc., a medical device company, from August 2015 to January 2019. He served as a member of the board of directors of REVA Medical, Inc. (ASX: RVA), a medical device company from April 2015 to May 2018. From April 2013 to November 2016, he served as a member of the board of directors as well as Chairman of the Board at EndoChoice, Inc. and EndoChoice Holdings, Inc. (NYSE: GI), a medical device company. Mr. Huennekens served as President and Chief Executive Officer, and as a member of the board of directors of Volcano Corporation (NASDAQ: VOLC), a medical device company, from 2002 to 2015. From 1997 to 2002, he served in leadership roles, including President and Chief Executive Officer for Digirad Corporation (NASDAQ: DRAD), a diagnostic imaging solutions provider. Mr. Huennekens served in various leadership roles in divisions of Baxter International, Inc. (NYSE: BAX) from 1993 to 1997. From 1991 to 1993, he worked for Birtcher

Medical Systems, Inc., and from 1986 to 1989, Mr. Huennekens served as an Audit Senior for Deloitte & Touche. Since 2009, Mr. Huennekens has served as a member of the board of directors, and from 2014 to 2016 was Chairman of the board of directors for the Medical Device Manufacturer’s Association (MDMA). He holds a B.S. from the University of Southern California and an M.B.A. from the Harvard Business School. We believe Mr. Huennekens is qualified to serve on our board of based on his extensive experience in the medical device industry, developing advanced and innovative technological initiatives.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ELECTION OF EACH CLASS III NOMINEE NAMED ABOVE

Directors Continuing in Office Until the 2022 Annual Meeting of Stockholders

Scott W. Drake has served as our President and Chief Executive Officer and as a member of our board of directors since July 2018. Mr. Drake has over 30 years of experience in the private and public sectors of the medical device field. From August 2011 to August 2017, he served as President and Chief Executive Officer, and as a member of the board of directors of The Spectranetics Corporation (NASDAQ: SPNC), a medical device company. From November 2009 to July 2011, Mr. Drake was a Senior Vice President of DaVita Corporation (NYSE: DVA), a provider of kidney care and dialysis. He has served as the Chairman of the Board of AtriCure, Inc. (NASDAQ: ATRC) since 2013, as well as a member of the board of directors of Zayo Group Holdings, Inc. (NYSE: ZAYO) from November 2018 to March 2020. Mr. Drake serves as the Chairperson of the AdvaMed Radiation Therapy Sector as well as a board member for the Medical Device Manufacturers Association (MDMA). He holds a B.S. in Business Administration from Miami University of Ohio. We believe Mr. Drake is qualified to serve on our board of directors based on his experience in leading innovative medical technology companies, delivering value to patients and customers, as well as growth for stockholders.

B. Kristine Johnson has served as a member of our board of directors since April 2020. Since 2000, Ms. Johnson has been President and General Partner of Affinity Capital Management, a venture capital firm. In April 2021, she was appointed Chairperson of the board of directors of AtriCure, Inc. (NASDAQ: ATRC), a medical device company, where she has also served as a member of the board of directors since March 2017. Ms. Johnson has served as a member of the board of directors of ClearPoint Neuro (NASDAQ: CLPT), a medical device company, since August 2019. She served as a member of the board of directors of Piper Sandler, an investment banking firm, from 2003 to 2019. Ms. Johnson served as a member of the board of directors of The Spectranetics Corporation (NASDAQ: SPNC), a medical device company, from 2012 to 2017. She held various executive leadership positions at Medtronic (NYSE: MDT) from 1982 to 1999. Ms. Johnson serves as a member of the board of directors of the University of Minnesota Foundation Investment Advisors. She holds a B.A. from St. Olaf College. We believe Ms. Johnson is qualified to serve on our board based on her extensive experience in the medical device industry as well as her depth of knowledge in the investment banking and capital management arenas.

Phillip M. Spencer has served as a member of our board of directors since February 2021. He has served as President and Chief Executive Officer and as a member of the board of directors of MBI (Mega-Broadband Investments), a private cable and communications company, since 2018. Mr. Spencer served as Chief Executive Officer of Rural Broadband Investments from 2011 to 2017. He has served as a member of the board of directors of Halftime Institute, a leadership organization, since October 2020. From August 2015 to August 2018, Mr. Spencer served as a member of the board of directors of the Truman Medical Foundation, a non-profit medical provider that serves as the public health system for residents of Jackson County and Kansas City, Missouri. He holds a B.S. from Marquette University. We believe Mr. Spencer is qualified to serve on our board of directors based on his extensive technical experience and operational leadership expertise.

Directors Continuing in Office Until the 2023 Annual Meeting of Stockholders

Daniel Moore has served as a member of our board of directors and our Chair since February 2018. Mr. Moore has served as Chairman of the Board for medical device company LivaNova, PLC (NASDAQ: LIVN) since September 2015. He served as a member of the board of directors for GI Dynamics, Inc. (ASX: GID), a medical device company from 2014 to 2020. From 2012 to 2019, Mr. Moore served as a member of the board of directors of medical device company, BrainScope. He served as a member of the board of directors of TriVascular (NASDAQ: TRIV), a medical device company, from 2010 to 2016. From 2007 to 2015, Mr. Moore served as Chief Executive Officer as well as a member of the board of directors of Cyberonics, Inc. (NASDAQ: CYBX), a medical device company. From 1989 to 2007, Mr. Moore held various positions in sales, marketing and senior management for Boston Scientific Corporation (NYSE: BSX). From 2009 to 2016, Mr. Moore was a member of the board of directors of the Medical Device Manufacturers Association (MDMA), serving as Chair from 2012 to 2014. He was a member of the board of directors of the Medical Device Innovation Consortium (MDIC) from 2012 to 2014. Mr. Moore has served on the board of the Epilepsy Foundation of America since 2014. He holds a B.A. from Harvard University, and an M.B.A. from Boston University. We believe Mr. Moore is qualified to serve on our board of directors based on his diverse domestic and global business experience in the medical device industry.

Gail Wilensky, Ph.D. has served as a member of our board of directors since July 2019. She has served as a member of the board of directors of UnitedHealth Group, Inc. (NYSE: UNH), a health and well-being services company, since 1993. Dr. Wilensky has served as a member of the board of directors of Quest Diagnostics, Inc. (NYSE: DGX), a diagnostic testing and information company, since 1997. She has served as a Senior Fellow at Project HOPE, an international non-profit health foundation, since 1993. Dr. Wilensky has served in the U.S. Department of Defense as President and Chair, Health Care Advisory Subcommittee from 2008 to 2009, and from 2006 to 2008 as Co-Chair, Task Force on the Future of Military Health. She served as Co-Chair and Presidential Appointee of the Task Force to Improve Healthcare Delivery for the Nation’s Veterans from 2001 to 2003. From 1997 to 2001, Dr. Wilensky served as Chair of the Medicare Payment Advisory Committee. She served as Chair of the Physician Payment Review Commission from 1995 to 1997. From March 1992 to January 1993, Dr. Wilensky served as Deputy Assistant to the President for Policy Development. She served as Administrator of the Health Care Financing Administration (now known as the Centers for Medicare and Medicaid Services) directing the Medicaid and Medicare programs for the United States from 1990 to 1992. Dr. Wilensky serves on the Board of Regents of the Uniformed Services University of the Health Sciences (USUHS) and the Geisinger Health System Foundation and is an elected member of the National Academy of Medicine. She holds a B.A., M.A. and Ph.D. from the University of Michigan. We believe Dr. Wilensky is qualified to serve on our board of based on her extensive experience as an economist, as well as her advisory and policy making work in the medical technology and healthcare fields.

Kevin Xie, Ph.D. has served as a member of our board of directors since October 2019. Since July 2020, Dr. Xie has served as Chief Financial Officer of Gracell Biotechnologies Inc. (NASDAQ: GRCL), a biopharmaceutical company. He served as President of Healthcare Holdings for Fosun Group, a Chinese international conglomerate and investment company, and Chief Representative of Fosun, NY from March 2015 to July 2020. From 2012 to 2015, Dr. Xie served as Managing Partner for Kinglington Capital, an investment company. He co-founded and served as Portfolio Manager for Locust Walk Capital from 2010 to 2012. During 2010, Dr. Xie served as Healthcare Sector Head for Scopia Capital, a global hedge fund. From 2005 to 2008, he served as Principal and subsequently Managing Director for Great Point Partners, a healthcare hedge fund. Dr. Xie served as an Equity Analyst for Delaware Investments, an asset management firm, from 2002 to 2005. From 1999 to 2001, he served as Project Leader and Senior Scientist for Boehringer Ingelheim Pharmaceuticals, Inc. Dr. Xie holds a B.S. from Tianjin University in China, a Ph.D. from The City University in New York, and an M.B.A. from The Wharton School, University of Pennsylvania. We believe Dr. Xie is qualified to serve on our board based on his extensive expertise in the healthcare industry.

Director Compensation

There were no changes to the amounts payable to non-employee directors as compared to 2019. Pursuant to the Company’s Director Compensation Policy for 2020, each non-employee director received the following amounts for their service:

Compensation	2020
Director annual retainer	$45,000
Board of Directors chair	35,000
Audit Committee chair	20,000
Audit Committee	10,000
Compensation Committee chair	15,000
Compensation Committee	7,000
Nominating and Corporate Governance Committee Chair	10,000
Nominating and Corporate Governance Committee	5,000

Under the Director Compensation Policy, each non-employee director may elect to receive the Annual Retainer in cash or Deferred Stock Units (“DSUs”). If the non-employee director elects to receive the Annual Retainer in the form of cash, the Annual Retainer will be paid in arrears in equal quarterly installments following the close of each calendar quarter, subject to pro-ration (rounded down to the nearest month) if a non-employee director serves less than a full calendar quarter. All cash Annual Retainer payments will be paid no later than March 15 of the calendar year that follows the year in which the director’s services were performed. If the non-employee director elects to receive the Annual Retainer in the form of DSUs, the underlying shares of our common stock subject to such DSUs will not be issued to the non-employee director until the earlier of the date the non-employee director terminates service with us or upon a change of control of our Company (as defined in our 2015 Equity Incentive Award Plan).

During 2020, we chose to not participate in the Paycheck Protection Program portion of the U.S. Coronavirus Aid, Relief, and Economic Security (the “CARES Act”). Rather, as part of the Company’s broader efforts to preserve capital and foster its ability to effectively conduct its business in light of the coronavirus pandemic, each of the non-employee directors, took a 30% reduction in retainer fees beginning April 6, 2020. Upon determination by the Compensation Committee that the Company had satisfied its preestablished criteria regarding its cash position and revenue prospects for 2021, all salaries and retainer fees were reinstated effective as of December 28, 2020 and the non-employee directors were paid a lump sum payment in the amount of the retainer reductions realized during 2020. The Company also granted DSUs to those directors who elected to receive DSUs in lieu of their Annual Retainer as a reimbursement for previously granted DSUs that were cancelled for no consideration as a result of the retainer reduction described above.

Upon the director’s initial appointment or election to our board of directors, each non-employee director received an initial equity grant with an aggregate grant date fair value equal to $175,000, either (i) 100% in the form of Restricted Stock Units (“RSUs”), or (ii) at the director’s written election, 50% in the form of RSUs and 50% in the form of stock options (an “Initial Grant”). Unless a different vesting schedule is specified, an Initial Grant will vest as to 1/36th of the shares subject to the award on each monthly anniversary of the applicable grant date, subject to continued service through each applicable vesting date.

Beginning in 2020, the Company modified its grant practices with respect to non-employee directors to align the annual grant of RSUs to coincide with the date of the Annual Meeting. As a result of this alignment, two grants of RSUs were made to non-employee directors during 2020. On June 15, 2020, the Company made an automatic annual grant of RSUs with an aggregate grant date fair value equal to $115,000 to each non-employee director who had been serving as a director as of such date and who continued to serve as a director following such date (“Annual RSUs”). The Annual RSUs vest on the one-year anniversary of the grant date, subject to the director’s continued service through such vesting date. In addition, each non-employee director was granted RSUs with an aggregate grant date fair value equal to $51,590 on the first trading day of January 2020, which vested on June 12, 2020 (“January 2020 RSUs”). The January 2020 RSUs reflected compensation owed to the non-employee directors for the period commencing on January 1, 2020 and ending on the date of the 2020 Annual Meeting.

Pursuant to the terms of the 2020 Director Compensation Policy, all equity awards outstanding and held by a non-employee director will vest in full immediately prior to the occurrence of a change in control (as defined in the applicable equity plan such awards were granted under).

In approving the Director Compensation Policy, our board of directors considered, among other factors, market data provided by our compensation consultant, as described below in the “Executive Compensation – Overview of Executive Compensation Program – Use of Market Data for Comparison Against Peer Companies” section, regarding compensation paid to directors of similarly situated companies in our industry and determined that the levels of cash for director compensation, are appropriate. While the Company’s board of directors considers director compensation annually, market data is currently compiled and assessed every other year.

In connection with her appointment to our board of directors, on May 1, 2020, we granted Ms. Johnson an Initial Grant of 7,111 RSUs that vested on June 12, 2020 and 92,105 RSUs that vest in equal installments of 1/36th of the shares subject to the grant on each monthly anniversary beginning on May 1, 2020, subject to Ms. Johnson’s continued service through each applicable vesting date.

2020 Director Compensation Table

The following table sets forth information for the year ended December 31, 2020 regarding the compensation awarded to, earned by, or paid to our non-employee directors.

Name of Director	Fees Earned or Paid in Cash ($)(1)	RSU Awards ($)(2)	Total ($)
Caley Castelein, M.D.	$58,500	$166,590	$225,090
Keith Grossman (3)	50,000	166,590	216,590
Scott Huennekens	70,000	166,590	236,590
B. Kristine Johnson (4)	37,250	303,510	340,760
Daniel Moore	95,000	166,590	261,590
Brian K. Roberts	72,000	166,590	238,590
Gail Wilensky, Ph.D.	47,500	166,590	214,090
Kevin Xie, Ph.D.	45,000	166,590	211,590

(1)

Includes the following fees earned in 2020 that were satisfied through the grant of DSUs for which the underlying common stock will be issued upon the earlier of a change in control or the director’s termination of service.

Name of Director	Fees Satisfied in Deferred Restricted Stock Units
Caley Castelein, M.D.	$58,497
Keith Grossman	—
Scott Huennekens	—
B. Kristine Johnson	—
Daniel Moore	94,996
Brian K. Roberts	—
Gail Wilensky, Ph.D.	47,496
Kevin Xie, Ph.D.	44,998

(2)

Amounts shown represent the aggregate grant date fair value of RSUs granted, as calculated in accordance with FASB ASC Topic 718 excluding the impact of estimated forfeitures related to service-based vesting provisions. See Footnote 14 of the financial statements included in our Annual Report on Form 10-K filed March 5, 2021 for the assumptions used in calculating this amount.

(3)	Mr. Grossman ceased serving on the Board on February 9, 2021 after the end of fiscal year 2020.
(4)

Amounts shown for Ms. Johnson under “Fees Earned or Paid in Cash” reflect prorated retainer fees (rounded down to the nearest month) since she served less than a full calendar year following her appointment to the Board in April 2020. Amounts shown for Ms. Johnson under “RSU Awards” include the Initial Grant that she received in connection with her appointment to the Board.

As of December 31, 2020, each of our non-employee directors held the following outstanding DSUs, RSUs and options to purchase shares of our common stock:

Name of Director	Deferred Stock Units (#)	Restricted Stock Units (#)	Shares Subject to Outstanding Options (#)
Caley Castelein, M.D.	74,062	71,420	84,305
Keith Grossman	21,635	71,420	47,418
Scott Huennekens	28,250	71,420	71,169
B. Kristine Johnson	41,347	52,752	—
Daniel Moore	50,500	71,420	71,169
Brian K. Roberts	38,300	71,420	84,305
Gail Wilensky, Ph.D.	54,067	52,752	—
Kevin Xie, Ph.D.	43,819	52,752	—

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

TO PHASE OUT THE CLASSIFIED STRUCTURE OF OUR BOARD OF DIRECTORS

Background

Under our Certificate of Incorporation, our board of directors is currently divided into three classes, with members of each class holding office for staggered three-year terms. We are asking you to approve amendments to our Certificate of Incorporation to phase out the present three-year, staggered terms of our directors and instead provide for the annual election of directors. After careful consideration, the board of directors approved, declared advisable, and recommended that our stockholders approve at the Annual Meeting a plan to declassify the board of directors.

Rationale for Phasing Out the Classified Structure of Our Board of Directors

The board of directors took into consideration arguments in favor of and against continuation of the classified board structure and determined that it is in the best interests of the Company and its stockholders to declassify the board of directors. The board of directors considered the advantages of maintaining the classified board structure in light of our current circumstances, including that a classified board structure enhances the continuity and stability of the board of directors and helps the Company attract and retain committed directors who are able to develop a deeper knowledge of our business and the environment in which we operate and focus on long-term strategies. A classified board structure also provides protection against certain abusive takeover tactics and more time to solicit higher bids in a hostile takeover situation because it is more difficult to change a majority of directors on the board of directors in a single year. While the board of directors continues to believe that these are important considerations, the board of directors also considered potential advantages of declassification in light of our current circumstances, including the ability of stockholders to evaluate directors annually to register their views on the collective performance of our Board and on each director individually. A structure that requires annual elections for the entire board of directors is perceived by some institutional stockholders and members of the investment community as increasing the accountability of directors to all stockholders. The board of directors also recognizes that many other public companies have eliminated their classified board structures in recent years. After carefully weighing all of these considerations, the board of directors approved and deemed advisable the proposed amendment to the Certificate of Incorporation and recommended that the stockholders adopt the amendment by voting in favor of this proposal.

Proposed Amendment

The following description of the proposed amendment is a summary and is qualified by the full text of the proposed amendment, which is attached to this Proxy Statement as Appendix A.

If the proposed amendment to our Certificate of Incorporation is adopted and approved by the stockholders, the classified structure of the board of directors would be phased-out commencing with the 2022 Annual Meeting of stockholders and would result in the board of directors being declassified (and all members of the board of directors standing for annual elections) commencing with the 2024 Annual Meeting of stockholders. If the proposed amendment is not adopted, none of the changes described in Appendix A will be made to our Certificate of Incorporation. The board of directors reserves the right to abandon the proposed amendment at any time prior to the effectiveness of the Certificate of Amendment to be filed to effect the proposed amendment.

Under the proposed amendment to our Certificate of Incorporation, each director elected at this Annual Meeting would be elected for a three-year term expiring at the 2024 Annual Meeting. Each director elected at the 2022 Annual Meeting would be elected for a two-year term expiring at the 2024 Annual Meeting. Each director elected at the 2023 Annual Meeting would be elected for a one-year term expiring at the 2024 Annual Meeting. At the 2024 Annual Meeting and each annual meeting of stockholders thereafter, all directors would be elected for a one-year term expiring at the next annual meeting of stockholders held after such director’s election. The table below summarizes the implementation of the declassification of the board of directors pursuant to the proposed amendment:

Annual Meeting Year	Length of Term for Directors Elected	Year such Term Would Expire
2021	3 years	2024
2022	2 years	2024
2023	1 year	2024
2024 and after	1 year	All Directors Elected Annually

Approval of this Proposal No. 2 will also constitute stockholder approval of an amendment to Article V(A)(3) and (4) of the Certificate of Incorporation to provide that directors may be removed in the manner provided in Section 141(k) of the Delaware General Corporation Law, as amended, so that once the board of directors is no longer classified, any director may be removed with or without cause by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding Voting Stock of the Company.

Amendments to Our Bylaws

If the proposed amendment to our Certificate of Incorporation is approved by our stockholders, the board of directors will approve certain amendments to our bylaws to, among other things, remove references to the classified board structure. Pursuant to our Certificate of Incorporation and Delaware law, the amendments to our bylaws are not subject to stockholder approval.

Vote Required

Pursuant to Article IX of our Certificate of Incorporation, the approval of the proposed amendment to our Certificate of Incorporation requires the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the shares of the Voting Stock of the Company outstanding as of the record date, voting together as a single class. If you fail to vote or fail to instruct your broker or other nominee to vote, or vote to abstain from voting on this proposal, it will have the same effect as a vote AGAINST the proposal to amend our Certificate of Incorporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO PHASE OUT THE CLASSIFIED STRUCTURE OF OUR BOARD OF DIRECTORS.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRM

The audit committee of our board of directors has engaged Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2021 and is seeking ratification of this selection by our stockholders at the Annual Meeting. Deloitte & Touche LLP has audited our financial statements since the year ended December 31, 2010. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that a change would be in the best interests of the Company and our stockholders.

Audit and Non-Audit Services

The following table provides information regarding the fees incurred to Deloitte & Touche LLP during the years ended December 31, 2020 and 2019. All fees described below were approved by the audit committee.

	December 31,
	2020	2019
	(in thousands)
Audit Fees (1)	$776	$1,254
Audit-Related Fees	—	—
Tax Fees (2)	5	17
All Other Fees	—	—

Total	$781	$1,271

(1)

Audit Fees of Deloitte & Touche LLP for 2020 and 2019 were for professional services rendered for the annual audit of our consolidated financial statements, the reviews of our quarterly condensed consolidated financial statements and the issuance of consents and comfort letters in connection with registration statement filings with the SEC. In 2019, the audit fees also included fees associated with the annual audit of our internal controls over financial reporting.

(2)	Tax Fees consist of fees for tax compliance, tax advice and tax planning.

Audit Committee Pre-Approval Policies and Procedures

Before an independent registered public accounting firm is engaged by the Company to render audit or non-audit services, our audit committee must review the terms of the proposed engagement and pre-approve the engagement. The audit committee may delegate authority to one or more of the members of the audit committee to provide these pre-approvals for audit or non-audit services, provided that the person or persons to whom authority is delegated must report the pre-approvals to the full audit committee at its next scheduled meeting. Audit committee pre-approval of non-audit services (other than review and attest services) is not required if those services fall within available exceptions established by the SEC.

The audit committee pre-approved all audit, audit-related, tax and other services provided by Deloitte & Touche LLP for 2020 and 2019 and the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, were periodically reviewed and approved by the audit committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDED DECEMBER 31, 2021.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of ViewRay, Inc. (“ViewRay”) under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The primary purpose of the audit committee is to oversee our financial reporting processes on behalf of ViewRay’s board of directors. The audit committee’s functions are more fully described in its charter, which is available in the “Corporate Governance” section of ViewRay’s investor relations website at http://investors.viewray.com/corporate-governance/highlights. Management has the primary responsibility for ViewRay’s financial statements and reporting processes, including its systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management ViewRay’s audited financial statements as of and for the year ended December 31, 2020.

The audit committee has discussed with Deloitte & Touche LLP, ViewRay’s independent registered public accounting firm, the matters required to be discussed under applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the audit committee discussed Deloitte & Touche LLP’s independence with their representatives and has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence. Finally, the audit committee discussed with Deloitte & Touche LLP, with and without management present, the scope and results of Deloitte & Touche LLP’s audits of ViewRay’s financial statements.

Based on these reviews and discussions, the audit committee has recommended to ViewRay’s board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC. The audit committee also has engaged Deloitte & Touche LLP as ViewRay’s independent registered public accounting firm for the fiscal year ending December 31, 2021 and is seeking ratification of this selection by the stockholders.

Audit Committee

Brian K. Roberts, Chairman

Scott Huennekens

Daniel Moore

PROPOSAL NO. 4

ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION

We are providing our stockholders an opportunity to indicate whether they approve of our named executive officer compensation as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the related narrative discussion in this proxy statement. The proposal is required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended. Although this vote is advisory and is not binding on the Company, the Compensation Committee of the Board will take into account the outcome of the vote when considering future executive compensation decisions. We believe that our compensation philosophy and practices are consistent with market practices, designed to retain key executives and reward company performance, and aligned with long-term stockholder interests. Accordingly, stockholders are being asked to vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion of the Company’s 2021 proxy statement, is hereby APPROVED.”

This advisory vote, commonly referred to as a “say on pay” vote is not intended to address any specific item of compensation, but instead relates to the Compensation Discussion and Analysis, the tabular disclosures regarding named executive officer compensation, and the narrative disclosure accompanying the tabular presentation. These disclosures allow you to view the trends in our executive compensation program and the application of our compensation philosophies for the years presented.

ViewRay’s compensation program is designed and administered by the Compensation Committee, which is composed entirely of independent directors within the meaning of the Nasdaq Stock Market Rules. We carefully consider many different factors and engaged in a robust shareholder engagement effort in 2020, as described on page 21 of the Compensation Discussion and Analysis, in order to provide appropriate compensation for our executives and consider shareholder viewpoints on such compensation. Our executive compensation program is intended to attract, motivate and reward the executive talent required to achieve our corporate objectives and increase stockholder value. The Compensation Committee has designed our compensation program to be competitive with the compensation offered by those peers with whom we compete for executive talent. Targets for base salaries, annual cash incentive and long-term incentive awards for executives factor in competitive data. A large proportion of our executive officers’ total potential compensation is performance-based in order to align their interests with those of our stockholders and place more of their compensation at risk and emphasize a long-term strategic view. The Compensation Committee deliberately designs compensation objectives in order to allocate a significant percentage of each of our named executive officers’ compensation to performance-based measures. As discussed in the Compensation Discussion and Analysis beginning on page 20 of this proxy statement, we believe that our executive compensation program properly links executive compensation to Company performance and aligns the interests of our executive officers with those of our stockholders.

Following the vote to be conducted at the Annual Meeting, it is anticipated that the next advisory vote to approve named executive officer compensation will be conducted at the Company’s 2022 Annual Meeting of Stockholders.

Required Vote

The votes on Proposal No. 4 are advisory in nature and, therefore, are not binding on ViewRay. However, the Board and Compensation Committee will review the results of the vote in making future compensation decisions. For purposes of determining the number of votes cast on the matter, only those cast “For” or “Against” are included. Abstentions and broker non-votes are not included.

Unless otherwise indicated, properly executed proxies will be voted in favor of Proposal No. 4 to approve the compensation of ViewRay’s named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in this proxy statement set forth under the caption “Executive Compensation” of this proxy statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION ON VIEWRAY’S EXECUTIVE COMPENSATION

INFORMATION ABOUT STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as to the beneficial ownership of our common stock as of February 26, 2021, unless noted otherwise, for:

•	each person, or group of affiliated persons, known by us to beneficially own more than five percent of our common stock;

•	each named executive officer as set forth in the summary compensation table included in this proxy statement;

•	each of our directors; and

•	all current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to common stock warrants, options that are currently exercisable or exercisable within 60 days of February 26, 2021, and restricted stock units that vest within 60 days of February 26, 2021, are deemed to be outstanding and to be beneficially owned by the person holding such securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Percentage ownership of our common stock in the table is based on 160,801,302 shares of our common stock issued and outstanding on February 26, 2021. Unless noted otherwise, the address of each of the individuals and entities named below is c/o ViewRay, Inc., 2 Thermo Fisher Way, Oakwood Village, Ohio 44146.

Name of Beneficial Owner	Number of Outstanding Common Shares Beneficially Owned	Number of Common Shares Exercisable Within 60 Days	Number of Common Shares Beneficially Owned	Percent of Beneficial Ownership
Greater than 5% Shareholders:
Entities affiliated with Fosun International Limited (1)	23,819,500	1,418,116	25,237,616	15.7%
Entities affiliated with Artisan Partners Limited Partnership (2)	18,658,583	—	18,658,583	11.6%
Entities affiliated with FMR LLC (3)	17,853,060	—	17,853,060	11.1%
Entities affiliated with Hudson Executive Capital L.P. (4)	12,374,684	—	12,374,684	7.7%

Named Executive Officers, Directors and Director Nominees:
Scott W. Drake (5)	1,078,931	1,632,333	2,711,264	1.7%
Zachary Stassen	—	—	—	*
Shahriar Matin** (6)	434,193	1,787,891	2,222,084	1.4%
James F. Dempsey, Ph.D. (7)	227,728	1,014,341	1,242,069	*
Brian Knaley*** (8)	1,075	—	1,075	*
Caley Castelein, M.D. (9)	865,078	125,463	990,541	*
Scott Huennekens (10)	46,918	71,169	118,087	*
B. Kristine Johnson (11)	42,137	5,117	47,254	*
Daniel Moore (12)	70,647	73,639	144,286	*
Karen N. Prange	—	—	—	*

Name of Beneficial Owner	Number of Outstanding Common Shares Beneficially Owned	Number of Common Shares Exercisable Within 60 Days	Number of Common Shares Beneficially Owned	Percent of Beneficial Ownership
Brian K. Roberts (13)	59,250	84,305	143,555	*
Phillip M. Spencer **** (14)	—	1,765	1,765	*
Gail Wilensky, Ph.D. (15)	43,969	2,402	46,371	*
Kevin Xie, Ph.D. (16)	60,113	3,472	63,585	*
Common shares all directors and executive officers own as a group (12 persons) (17)	2,928,964	4,801,897	7,730,861	4.8%

*	Represents beneficial ownership of less than one percent of our outstanding shares of common stock.
**	Mr. Matin resigned from the Company effective March 31, 2021.
***	Mr. Knaley no longer served as the Company’s Interim Chief Financial Officer effective May 18, 2020.
****	Mr. Spencer was elected to the Board on February 9, 2021.

(1)

Consists of (i) 2,813,834 shares of common stock held by Fosun International Limited, (ii) 19,408,222 shares of common stock and warrants exercisable within 60 days for 1,418,116 shares of Common Stock held by Strong Influence Limited, an indirect wholly-owned subsidiary of Fosun International Limited, and (iii) 1,597,444 shares of common stock held by Fosun Atlas Capital SICAV RAIF S.C.S., a fund managed by an indirect wholly-owned subsidiary of Fosun International Limited. Fosun International Limited may be deemed to beneficially own 25,237,616 shares of common stock, has sole voting and dispositive power over 2,813,834 of such shares, and has shared voting and dispositive power over 22,423,782 of such shares. Strong Influence Limited may be deemed to beneficially own, and have shared voting and dispositive power over, 20,826,338 of such shares. The address of Strong Influence Limited is Maples Corporate Services Centre (BVI Limited of Kingston Chambers, P.O. Box 173, Road Town, Tortola , British Virgin Islands. The address of Fosun International Limited is Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong. Based on the Schedule 13G filed with the SEC on January 19, 2021.

(2)

Consists of 18,658,583 shares of common stock held by Artisan Partners Limited Partnership (“APLP”), which includes 9,315,184 shares of common stock held by Artisan Partners Funds, Inc. (“Artisan Funds”). Artisan Partners Holdings LP (“Artisan Holdings”) is the sole limited partner of APLP and the sole member of Artisan Investments GP LLC, which in turn is the general partner of APLP. Artisan Partners Asset Management Inc. is the general partner of Artisan Holdings. Each of the reporting persons beneficially owns and has shared dispositive power over 18,658,583 shares of common stock and has shared voting power over 14,707,125 of such shares. The address of each of the reporting persons is 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202. Based on the Schedule 13G/A filed on February 10, 2021.

(3)

Consists of shares held of record or beneficially owned, or that may be deemed to be beneficially owned by, FIAM LLC, Fidelity Institutional Asset Management Trust Company, Fidelity Management & Research Company LLC, Strategic Advisers LLC, FMR LLC, and Abigail P. Johnson. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC representing 49% of the voting power of FMR LLC and have entered into a shareholders’ voting agreement with certain other stockholders of FMR LLC under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC. Accordingly, FMR LLC may be deemed to have sole voting power with respect to 6,248,338 shares of common stock. Each of FMR LLC and Abigail P. Johnson may be deemed to have shared dispositive power with respect to 17,853,060 shares of common stock. The address of each of the reporting persons is 245 Summer Street, Boston, Massachusetts 02210. Based on the Schedule 13G/A filed with the SEC on February 8, 2021.
(4)

Consists of shares held of record or deemed to be beneficially owned by Hudson Executive Capital LP (“Hudson Executive), HEC Management GP LLC (“Management GP”), and Douglas L. Braunstein. Hudson Executive serves as investment advisor to certain affiliated investment funds. Management GP is the general partner of Hudson Executive. Mr. Braunstein is the managing partner of Hudson Executive and the managing member of Management GP. Each of Hudson Executive, Management GP, and Mr. Braunstein may be deemed to beneficially own and share voting and dispositive power over all such shares of common stock. The address of each of Hudson Executive, Management GP, and Mr. Braunstein is 570 Lexington Avenue, 35th Floor, New York, New York 10022. Based on the Schedule 13D filed with the SEC on February 24, 2020.

(5)	Consists of (i) 1,078,931 shares held by Mr. Drake and (ii) 1,632,333 shares that may be acquired pursuant to stock options and RSUs within 60 days of February 26, 2021.
(6)

Consists of (i) 434,193 shares held by Mr. Matin and (ii) 1,787,891 shares that may be acquired pursuant to stock options and RSUs within 60 days of February 26, 2021. As described below under “Employment Agreements and Mr. Matin’s Separation Agreement”, Mr. Matin’s unvested RSU will vest in May 2021.

(7)	Consists of (i) 227,728 shares held by Dr. Dempsey and (ii) 1,014,341 shares that may be acquired pursuant to stock options and RSUs within 60 days of February 26, 2021.
(8)	Consists of (i) 1,075 shares held by Mr. Knaley.
(9)

Consists of (i) 734,478 shares held by Dr. Castelein, (ii) 130,600 shares beneficially owned by KVP Capital L.P., and (iii) 125,463 shares that may be acquired pursuant to stock options, common stock warrants and RSUs within 60 days of February 26, 2021. Dr. Castelein is a Managing Director of KVP Capital L.P. Dr. Castelein disclaims beneficial ownership of the shares held by KVP Capital L.P, except to the extent of any pecuniary interest therein, if any.

(10)	Consists of (i) 46,918 shares held by Mr. Huennekens and (ii) 71,169 shares that may be acquired pursuant to stock options within 60 days of February 26, 2021.
(11)	Consists of (i) 42,137 shares held by Ms. Johnson and (ii) 5,117 shares that may be acquired pursuant to RSUs within 60 days of February 26, 2021.
(12)	Consists of (i) 70,647 shares held by Mr. Moore and (ii) 73,639 shares that may be acquired pursuant to stock options and RSUs within 60 days of February 26, 2021.
(13)	Consists of (i) 59,250 shares held by Mr. Roberts and (ii) 84,305 shares that may be acquired pursuant to stock options within 60 days of February 26, 2021.
(14)	Consists of 1,765 shares that may be acquired by Mr. Spencer pursuant to RSUs within 60 days of February 26, 2021.
(15)	Consists of (i) 43,969 shares held by Dr. Wilensky and (ii) 2,402 shares that will be acquired pursuant to RSUs within 60 days of February 26, 2021.
(16)	Consists of (i) 60,113 shares held by Dr. Xie and (ii) 3,472 shares that will be acquired pursuant to RSUs within 60 days of February 26, 2021.
(17)

Because of Mr. Knaley’s departure, his shares noted above in the table are not included in this calculation. Includes 2,928,964 shares beneficially owned by our current executive officers and directors, which includes 130,600 shares beneficially owned by an entity affiliated with Dr. Castelein, and 3,772,651 shares that may be acquired pursuant to stock options, RSUs and common stock warrants within 60 days of February 26, 2021.

EXECUTIVE OFFICERS

The following is biographical information for our executive officers, including their ages, as of April 19, 2021.

Name	Age	Title
Scott W. Drake	53	President, Chief Executive Officer and Director
Zachary Stassen	42	Chief Financial Officer
James F. Dempsey, Ph.D.	50	Chief Scientific Officer

Scott W. Drake has served as our President and Chief Executive Officer and as a member of our board of directors since July 2018. Please see Mr. Drake’s biography set forth above in the section entitled “Proposal 1—Election of Directors.”

Zachary Stassen has served as our Chief Financial Officer since May 2020. Prior to joining ViewRay, from 2017 to 2020 he served as Chief Financial Officer and Chief Operating Officer for Bolder Surgical, an innovative, privately held company that develops and markets laparoscopic surgical devices. From 2014 to 2017, he held various finance and business development roles at The Spectranetics Corporation, including Vice President of Finance, before its acquisition by Royal Philips. Between 2013 to 2014, Mr. Stassen served as an Account Executive for NetSuite, Inc., and from 2011 to 2013 maintained his self-established strategic planning consultancy, Z Stassen, LLC. Between 2010 to 2011, Mr. Stassen served as Co-founder and Chief Financial Officer at Emerge Medical, a device company focused on generic orthopedic trauma products, which was acquired by Cardinal Health. From 2005 to 2008, he worked for Piper Sandler’s (formerly Piper Jaffray) medical technology investment banking group. Mr. Stassen earned a master’s degree in business administration from the Kellogg School of Management at Northwestern University, and a bachelor’s degree from Drake University.

James F. Dempsey, Ph.D. has served as our Chief Scientific Officer since founding ViewRay in March 2004. Dr. Dempsey previously served as a member of the board of directors from January 2008 to April 2020. He has more than 18 years of experience in the field of radiotherapy medical physics. Dr. Dempsey served as Assistant Professor in the University of Florida Department of Radiation Oncology, from July 2001 to July 2007, and as Associate Professor from July 2007 to January 2008. He holds a B.S. in Radiochemistry from San Jose State University and a Ph.D. in Nuclear Chemistry from Washington University in St. Louis.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary and Overview of 2020 Compensation

Our Company’s long-term success depends on our ability to fulfill the expectations of our customers in a competitive environment and deliver value to stockholders. To achieve these goals, it is critical that we attract, retain and develop highly talented individuals at all levels of the organization who are committed to the Company’s values and objectives. Accordingly, the Company strives to provide compensation that is (a) linked to stockholder value creation, (b) reflective of the overall performance of the Company, and (c) considerate of the competitive market levels of compensation needed to attract, retain and develop top executive talent, while remaining consistent with the other objectives.

As part of the Company’s continued focus on delivering improved stockholder value, the Compensation Committee designs its executive compensation plans to closely align executive compensation with stockholders’ multi-year time horizon and reinforce a pay for performance culture while encouraging retention.

We seek to ensure that the total compensation paid to our executive officers is reasonable and competitive. Compensation of our executives is structured around the achievement of individual performance and near-term corporate targets as well as long-term business objectives.

Our compensation decisions in 2020 were designed to meet these goals. As set forth in more detail below, our Compensation Committee reinforced our pay for performance philosophy by paying cash and stock bonuses under our Amended and Restated 2015 Equity Incentive Award Plan (“EIAP”), to our named executive officers (“NEOs”) and other members of management only when applicable pre-established financial performance metrics for the Company were met.

On April 8, 2020, the Company announced its broader efforts to preserve capital and foster its ability to effectively conduct its business in light of the coronavirus pandemic. As a result, company-wide salary reductions were implemented. Members of the Company’s leadership team, including our NEOs, took a 20%-30% reduction in their salaries, and the board of directors took a 30% reduction in their annual cash retainers. Reductions were cascaded down at lesser rates through the organization.

In December 2020, the impacted officers and directors were made whole, and each was paid a lump sum amount equal to the pay cuts previously implemented during 2020.

In 2021, the Company has initiated a performance based long-term equity incentive component. Long-term incentives will be delivered two-thirds in restricted stock units and one-third in performance shares. Performance shares will be earned at between 0% and 300% of the target number of performance shares awarded based on the Company’s compound annual revenue growth rate over a three-year period, because of the importance of this metric to the Company’s investors.

Fiscal Year 2020 Business Performance

Due to pandemic-related factors like the delays in service from our global supply chain partners and travel and quarantine restrictions imposed by government agencies and our customers in response to the spread of coronavirus, we have experienced delays in installation of systems in the United States, Asia and Europe. Similarly, our ability to conduct commercial efforts with our customers has been and is likely to continue to be disrupted as customers have in most cases suspended in-person sales calls and turned their focus to dealing with the impact of the coronavirus on their operations. Many customers have reduced spending on capital equipment and redirected financial resources to pandemic-related spending and otherwise preserved capital in anticipation of a prolonged pandemic.

In the first quarter of 2020, we initiated a contingency plan with the goal to reduce our cash usage by approximately $30 million during the remainder of 2020, largely through reductions in operating expense, working capital, 401(k) employer match suspension, and company-wide salary reductions. Members of the Company’s leadership team, including all of our NEOs, took a 20%-30% reduction in base salary commencing in April of 2020. Reductions were cascaded down at lesser rates through the organization. By December 2020, the impacted employees (including the NEOs) were made whole, and each was paid a lump sum amount equal to the pay cuts previously implemented during 2020. Additionally, in late June 2020, we finalized and communicated a plan to reduce our workforce by approximately 20%. The plan was implemented on July 6, 2020.

In June 2020, we also announced an Impacted Teammate Program (the “ITP”) designed to retain select senior leaders while also providing an option for them to continue with the Company in the event economic conditions under the coronavirus pandemic improves, Shahriar (Shar) Matin, our Chief Operating Officer and one of our NEOs, participated in this program and, entered into a Separation Agreement in July of 2020 that modified certain terms and conditions included in his current employment agreement, but that provided for his continued employment in his current role for up to one year. This agreement is further discussed under the heading “Potential Payments upon Termination or Change in Control” below.

As of December 31, 2020, our cash management contingency plan allowed us to achieve our net cash usage goal for the year. Additionally, as of December 31, 2020:

•	We generated 2020 total revenue of $57.0 million.

•	A total of 41 MRIdian Systems, two MRIdian with Cobalt-60 systems and 39 MRIdian Linac systems, are in operation with 39 customers worldwide (17 in the United States and 22 outside the United States).

The impact of our performance on the 2020 annual cash incentive awards of our NEOs is described in the below section and further discussed under the heading “Components of Executive Compensation” below.

Say on Pay and Shareholder Engagement

The Compensation Committee seeks feedback from shareholders annually on the Company’s compensation programs and provides shareholders the opportunity to cast an annual, non-binding advisory vote on executive compensation, commonly referred to as Say on Pay. In 2020, we conducted an advisory vote on our 2019 executive compensation program with 65% of shareholders voting in favor of our program.

In response to this disappointing vote, Mr. Drake, Mr. Stassen and other senior leaders from the Company held meetings with shareholders to better understand their concerns with our compensation programs throughout 2020. In the aggregate, the shareholders that participated in such meetings in 2020 held over 50% of our outstanding common stock. The feedback we heard throughout these engagements is summarized below:

•

Shareholders indicated a preference for a reduced amount of discretion by the Compensation Committee and Board with respect to the payments made to teammates under the Company’s annual incentive plan in 2019.

•	Shareholders shared that additional context regarding retention grants during 2019 would have been useful for evaluating the Company’s 2019 compensation program.

•	Shareholders noted a preference for the addition of performance-based equity awards to the overall equity grants made under the Company’s EIAP.

In direct response to this shareholder feedback as well as our continued evaluation of peer group activity, we took the following actions:

•

Our 2020 annual incentive plan awards were made based solely on the Company’s performance under the plan, as previously approved by the Compensation Committee and Board, and the Compensation Committee and Board did not exercise any discretion to adjust payouts.

•

We completed the 2019 retention grants in early 2020 and did not further utilize retention grants in 2020. At this time, we do not have any intention of granting retention awards in 2021. Furthermore, we will provide fulsome disclosure if we decide to award retention grants in the future to our named executive officers.

•

In March 2021, we introduced a performance share plan (the “2021 PSU Plan”) as a component of our equity grants for 2021. The 2021 PSU Plan provides for the award of performance share units which will vest based on the Company’s compound annual revenue growth rate over a three-year period, because of the importance of this metric to the Company’s investors.

The Compensation Committee recognizes the importance of having ongoing and open conversations with our shareholders to solicit their feedback. We value the insights gained from such conversations and find them to be helpful even when points of view vary. The Compensation Committee, as well as the members of our Board, will consider such stockholder feedback when adopting policies and practices affecting our executive compensation program and will continue to seek ongoing opportunities to have dialogues with our shareholders. The Compensation Committee is committed to maintaining or bettering such level of shareholder engagement going forward.

Compensation Philosophy and Objectives

The Company’s executive compensation program is based on the same objectives that guide the Company in establishing all of its compensation programs:

•	Compensation promotes the long-term focus required for the Company’s success by aligning executive officers’ interests with those of stockholders.

•

Compensation reflects the level of job responsibility and Company and individual performance. As employees progress to higher levels in the organization, an increasing proportion of their pay is linked to Company performance because those employees are more able to affect the Company’s results.

•

Compensation reflects the value of the job in the marketplace. To attract and retain a highly skilled work force, we must remain competitive with the pay of other premier employers with whom we compete for talent.

Overview of Executive Compensation Program

The Compensation Committee

The Compensation Committee has responsibility for establishing, implementing and monitoring adherence with the Company’s compensation philosophy. Accordingly, the Compensation Committee strives to develop and maintain competitive, progressive programs that reward executives for continuous improvement in key financial metrics that drive company performance and stockholder value. The Compensation Committee also recognizes the need for compensation programs to attract, retain and develop high-caliber employees, foster teamwork, and maximize the long-term success of ViewRay by appropriately rewarding our executives for their achievements. The Compensation Committee evaluates risk and rewards associated with the Company’s overall compensation philosophy and structure. Pursuant to the Compensation Committee Charter, the Compensation Committee may delegate authority to subcommittees when appropriate.

The Compensation Committee has the authority to engage independent advisors to assist in making determinations with respect to the compensation of executives and other employees. For the 2020 fiscal year, the Compensation Committee engaged Willis Towers Watson to conduct a competitive review of executive compensation and advise the Compensation Committee on other compensation related matters. The Compensation Committee assessed the independence of Willis Towers Watson pursuant to applicable rules and regulations of the SEC and the Nasdaq Stock Market and concluded that the engagement of Willis Towers Watson did not raise any conflicts of interest during fiscal 2020 and currently does not raise any conflicts of interest.

Role of Executive Officers in Compensation Decisions

The Compensation Committee meets with the Company’s Chief Executive Officer and other senior executives, including Chief Executive Officer direct reports and certain senior vice presidents, in order to obtain recommendations with respect to the Company’s compensation programs and practices for executives and other employees. The Compensation Committee takes management’s recommendations into consideration but is not bound by management’s recommendations with respect to executive compensation. The compensation for the Chief Executive Officer is recommended by the Compensation Committee to the Board for its review and ratification. While management attends certain meetings of the Compensation Committee, the Compensation Committee also holds executive sessions not attended by any members of management or by non-independent directors.

Use of Market Data for Comparison Against Peer Companies

One factor that the Compensation Committee considers when making compensation decisions is the compensation paid to similar executives of a peer group of companies. The Compensation Committee also considers other factors discussed below under the heading “Components of Executive Compensation.”

The Compensation Committee annually reviews the composition of the Peer Group to ensure it is the most relevant set of companies to use for comparison purposes. The list of peer companies used for setting 2020 compensation levels consists of the following 17 publicly traded companies of roughly similar size or operations to ViewRay, all of which are from related industries including the medical device equipment and electromedical and electrotherapeutic apparatus industries and compete with ViewRay for executive talent. There were no changes from the peer group used for setting 2019 compensation as compared to that used for setting 2020 compensation levels. We screened for companies whose revenues were between $35 million and $525 million in the Healthcare Equipment GICS industry classification that are traded on a major U.S. exchange. From this list of we also reviewed headquarters location, beneficial ownership of management, company business and product descriptions, and market capitalization. TransEnterix revenue remains below the $35 million screening criterion but was added in 2018 to balance larger peers.

Peer Companies

Accuray Incorporated	GenMark Diagnostics, Inc.	Penumbra, Inc.
AtriCure, Inc.	Glaukos Corporation	Surmodics, Inc.
AxoGen, Inc.	Inogen, Inc.	Tactile Systems Technology, Inc.
Cardiovascular Systems, Inc.	iRhythm Technologies, Inc.	Tandem Diabetes Care, Inc.
CryoLife, Inc.	Nevro Corp.	Asensus Surgical (formally known as TransEnterix, Inc.)
Cutera, Inc.	Orthofix Medical Inc.

The Compensation Committee does not rely solely on peer data to assess the competitiveness of executive target compensation. In addition to peer data, the Compensation Committee also reviews compiled survey data that reflects a custom cut of 37 medical device companies with revenues between $50 million and $500 million in Radford’s 2019 Global Technology, Global Life Sciences and Global Sales Surveys.

In evaluating the base salaries of our executive officers for fiscal 2020, establishing target annual cash incentive award opportunities and granting equity awards, the Compensation Committee reviewed this market data to inform its decisions on individual compensation elements, in particular the competitive reasonableness of such elements and to ensure that its decisions were consistent with our compensation philosophy and strategy. While the Compensation Committee considered the market data, it did not make its decisions solely based on targeting compensation to specific benchmarks against the market data. Instead, the Compensation Committee took an approach consistent with its intention to (i) set performance objectives for cash incentive compensation so that target level payouts would only be made if our executive officers and the Company performed at a superior level that would be difficult to achieve and (ii) provide our executive officers with the ability to earn above-market compensation for exceptional performance that furthered our long-term financial and strategic goals.

Components of Executive Compensation

For 2020, the primary components of compensation for NEOs were: (1) Base Salary, (2) Annual Incentives, and (3) Long-Term Equity Incentives. In determining the amount and relative allocation among each component of compensation for each NEO, the Compensation Committee considered, among other factors, the Company’s and each executive officer’s performance during the year, historical rates of executive compensation, data obtained from management’s recruitment activities, equity previously awarded to employees and available equity for issuance, the comparative review and analysis provided by Willis Towers Watson and alignment with the Company’s overall compensation philosophy.

Base Salary

Base salaries are set at levels that the Compensation Committee deems to be sufficient to attract and retain highly talented executive officers capable of fulfilling the Company’s key objectives. Base salaries are also set with the goal of rewarding executive officers on a day-to-day basis for their time and services while encouraging them to strive for long-term company performance. For 2020, the Compensation Committee set the following annual base salary levels for our NEOs after considering market data of similar positions within our peer group with Willis Towers Watson and each executive’s individual performance and responsibilities. As noted above, in April of 2020, each NEO took a 20%-30% temporary reduction in base salary levels as part of the Company’s efforts to control costs during the coronavirus pandemic. In December 2020, each of the NEOs (other than Mr. Knaley) were made whole, and each was paid a lump sum in the amount of the pay cuts realized during 2020.

Name	Position	Base Salary (per annum)	Increase from 2019
Scott W. Drake	President, Chief Executive Officer and Director	$725,000	3.6%
Zachary Stassen	Chief Financial Officer	$340,000	n/a
Shahriar (Shar) Matin *	Chief Operating Officer	$439,875	3.5%
James F. Dempsey, Ph.D.	Chief Scientific Officer	$356,495	4.0%
Richard (Brian) Knaley **	Former Senior Vice President and Chief Financial Officer	$338,000	4.6%

*	Mr. Matin resigned from the Company effective March 31, 2021.
**	In May 2020, Mr. Stassen was appointed Chief Financial Officer upon the announcement of Mr. Knaley’s June 2020 departure.

Annual Incentive Plan

We pay annual incentives to management which vary in size depending on the level of achievement of specific financial, operational, and strategic goals considered by the Board to be critical in building long-term value for stockholders. When determining the 2020 annual incentive program for the NEOs, in late 2019, the board of directors set certain goals, using a mixture of financial and operational performance objectives after receiving input from Mr. Drake. These objectives included certain thresholds, targets and maximum performance levels based on financial, system reliability and quality, and other strategic objectives. Each NEO’s target annual incentive opportunity is expressed as a percentage of base salary which can be earned at between 0% and 200% of target by meeting or exceeding the performance goals. The following table sets forth a breakdown of the performance objectives, the weighting of each performance objective, actual performance against the target for each performance objective and the resulting payout factor based on such performance.

Objectives	Weight	Actual Performance	Payout Factor
Financial: - Orders (40%) - Revenue (20%) - Cash Burn (40%)	50%	67%	34%
Quality Initiatives	10%	121%	12%
Strategic Initiatives	40%	120%	48%
Total			94%

Our NEOs’ annual incentive is paid out of a bonus pool, the size of which is contingent on the achievement of the goals, discussed above. Corporate goals and performance targets are reviewed and approved by the board of directors prior to any allocation of the annual incentive bonuses. The 2020 annual incentive plan was weighted 50% towards financial goals, 10% towards quality initiatives and 40% towards other strategic initiatives related to specific Innovation, Clinical, and Training and Education objectives. Quality and Strategic initiatives include, among other items, enrollment into our SMART trial, completion of system software upgrades, and improving system uptime.

The Compensation Committee applied purposeful business judgment in setting the objectives, performance targets, and weight of performance objectives. The following performance objectives were deemed appropriate for the following reasons:

•

Financial: Taken together, these performance objectives targeted incremental improvement over our previous fiscal year orders and revenue and improved cash management, including year-over-year reductions in operating expenses and capital expenditure spending.

•	Quality Initiatives: Quality objectives were targeted to maintain and improve customer and patient experience with the MRIdian System.

•

Strategic Initiatives: Strategic targets were established to focus efforts on pressing business priorities in specific areas such as innovation, clinical, and service initiatives that align the Company’s short and long-term strategy.

In early 2021, the board of directors reviewed our 2020 Company-wide performance with respect to determining annual incentives. In the aggregate, based on Company performance against the established objectives, participants earned their incentives at 94% of their targets. The target and actual annual incentives earned by each of the NEOs are set forth in the below table. Target bonus levels as a percentage of base salary remained unchanged from those in place in 2019 for continuing NEOs.

	Fiscal Year 2020 Opportunity			Actual Performance
Name	2020 Base Salary	2020 Target (As a % of base)	Target Bonus	As a % of target	2020 Earned Incentive
Scott W. Drake	$725,000	100%	$725,000	94%	$677,989
Zachary Stassen (1)	340,000	50%	170,000	94%	99,231
Shahriar (Shar) Matin (2)	439,875	75%	329,906	94%	308,545
James F. Dempsey, Ph.D.	356,495	50%	178,248	94%	166,590
Richard (Brian) Knaley (3)	338,000	40%	135,200	94%	—

(1)	Mr. Stassen joined the Company in May 2020. The table reflects his prorated 2020 cash incentive.
(2)	Mr. Matin resigned from the Company in March 2021.
(3)	Mr. Knaley departed the Company in June 2020 and was therefore not eligible to receive a cash incentive for 2020.

Long-Term Equity Incentives

The Compensation Committee sets award levels for grants under the EIAP to NEOs that are deemed to be sufficient to attract, retain and motivate highly talented executive officers capable of fulfilling the Company’s key objectives.

In February 2020, the board of directors and Compensation Committee determined that each of the NEOs listed below would receive the following grant date fair value in time-based RSUs under the EIAP:

Name	RSUs (grant date fair value)
Scott W. Drake (1)	$3,300,000
Zachary Stassen (2)	$—
Shahriar (Shar) Matin (3)	$1,650,000
James F. Dempsey, Ph.D.	$650,000
Richard (Brian) Knaley (4)	$400,000

1)

Mr. Drake’s total RSU value was granted in two awards. One grant, 255,909 RSUs, was awarded on March 2, 2020. A second grant, 914,304 RSUs, was awarded on June 15, 2020. Details of the grants are provided below.

2)

Mr. Stassen was hired after the annual long-term equity incentive grant date. Details of the equity compensation awarded to Mr. Stassen at his time of his hire are included in the 2020 Summary Compensation table and discussed further below.

3)

Pursuant to Mr. Matin’s Separation Agreement dated July 6, 2020, further described below under “Employment Agreements and Mr. Matin’s Separation Agreement”, Mr. Matin’s unvested RSU will vest in May 2021.

4)

As described below under “Separation Agreement with Richard (Brian) Knaley”, Mr. Knaley’s unvested equity grants were cancelled, and no further equity grants vested subsequent to his June 30, 2020 departure date. None of the RSUs associated with the March 2, 2020 grant had vested at the time of his departure.

Except for a portion of Mr. Drake’s award, our annual long-term incentives were granted on March 2, 2020. A portion of Mr. Drake’s award was deferred and granted in June of 2020 following shareholder approval of an amendment and restatement of our EIAP that, among other things, eliminated an individual limit on the number of shares that may be subject to annual equity awards. We determined the number of RSUs to be granted to each NEO by dividing each NEO’s grant date fair value indicated above by the closing market price of our stock as of March 2, 2020. For 2020, the Compensation Committee determined that RSUs were the appropriate long-term equity incentive award type. RSU grants also allow NEOs to build an equity ownership interest in the Company providing retention and motivation for executive talent. The grants of RSUs vest ratably over a three-year period with 1/3 vesting on each anniversary of the grant date. RSUs are subject to each NEO remaining a service provider through each such vesting date. Further details regarding the number of RSUs that we granted to each of the NEOs under the EIAP can be found in the “2020 Grants of Plan Based Awards” table below. The Compensation Committee continually reviews the value and mix of equity awards granted to executive officers. In response to shareholder feedback and based on analysis of our peer group and market trends, the award mix will be adjusted to include performance-based equity grants in 2021. Please see “Forward-Looking Compensation for 2021” for additional details.

In October 2019, the board of directors and Compensation Committee approved a retention grant to each of the NEOs, including the CEO. The total amount of shares approved by the Compensation Committee for the CEO as part of the retention grant was 1,250,000, which reflected a total target value of $3,137,500. The intention of the Compensation Committee was to grant the entire, approved retention amount in 2019. Based on the grant date price in October 2019, the full retention grant could not be made to the CEO due to an annual share cap of 1,000,000 shares for any single participant in the equity plan. In October 2019, only a portion of the approved retention grant, 505,909 shares reflecting $1,269,832 in value, were granted. On January 2, 2020, the balance of the retention award was granted. The overall grant date fair value of the retention award, $4,290,841, differed from the original target value due to 744,091 shares being granted in January 2020 and our stock price appreciating prior to such date. In June 2020, the shareholders approved an amended equity plan to address this issue, and the CEO received the remainder of the 2020 equity grant RSUs.

Pursuant to Mr. Stassen’s employment agreement with the Company and as a material inducement for him to accept employment with the Company, Mr. Stassen was awarded equity grants with a total value of $1,250,000 on June 1, 2020. A total of 50% of this value was granted in the form of stock options that vest as to 25% of the options on the first anniversary of May 18, 2020 and as to 1/48th of the options on each monthly anniversary thereafter, such that the option grant will be vested on the fourth anniversary of May 18, 2020. The remaining 50% of the equity award was granted in the form of RSUs that vest 36 months after the grant date. This award aligns with equity grants for other members of senior leadership within the Company, as well as market data from peer companies.

Other Compensation

Other compensation amounts typically include ViewRay 401(k) plan employer matching contributions. ViewRay sponsors a 401(k) Retirement Savings Plan for employees. Under the 401(k) plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit and to have the amount of such reduction contributed to the 401(k) plan. All eligible employees of the Company, including the executive officers, are eligible to participate in the Company’s 401(k) savings plan and eligible to receive matching contributions from the Company of fifty percent (50%) of the first six percent (6%) of compensation contributed to the plan by the employee. In response to the business impact of COVID-19, the Company 401(k) match was suspended for all employees from April 2020 through December 2020. In 2021, the Company provided a discretionary contribution to all employee’s 401(k) accounts for the suspended employer match in 2020. The Company does not maintain any non-qualified deferred compensation or supplemental retirement plans for our executive officers. Further details regarding other compensation can be found in the “2020 Summary Compensation Table” below.

Forward-Looking Compensation for 2021

We use equity awards to motivate and reward our NEOs, to encourage long-term corporate performance based on the value of our common stock and to align the interests of our named executive officers with those of our shareholders. The Compensation Committee supports the views of investors and believes that a material percentage of each NEO’s compensation package should be at-risk and performance based. In 2021, we have initiated a performance based long-term equity incentive component. Long-term incentives will be delivered two-thirds in restricted stock units and one-third in performance shares. Performance shares will be earned at between 0% and 300% of the target number of performance shares awarded based on the Company’s compound annual revenue growth rate over a three-year period, because of the importance of this metric to the Company’s investors. We understand that many of our current and prospective investors view worldwide revenue growth as a critical performance metric for the Company.

Compensation Recoupment (“Clawback”) Policy

Pursuant to its general authority to determine the terms and conditions applicable to awards under the EIAP, the administrator of the EIAP has the right to provide, in an award agreement or otherwise, or to require a holder of an award to agree by separate written or electronic instrument, that: (1) any proceeds, gains or other economic benefit actually or constructively received by the holder upon any receipt or exercise of an award, or upon the receipt or resale of any shares underlying an award, must be paid to the Company, and an award will terminate and any unexercised portion of an award (whether or not vested) will be forfeited, if a termination of service occurs prior to a specified date, or within a specified time period following receipt or exercise of an award, or the holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Compensation Committee or board of directors or the holder incurs a termination of service for “cause”; and (2) all awards (including any proceeds, gains or other economic benefit actually or constructively received by a holder upon any receipt or exercise of any award or upon the receipt or resale of any shares underlying the award) will be subject to the provisions of any clawback policy implemented by the Company, including, without limitation, any clawback policy adopted to comply with the requirements of applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable award agreement.

Anti-Hedging Policy

The Company’s insider trading policy prohibits all employees, officers, directors and their family and controlled entities from engaging in any hedging transactions with respect to the Company’s common stock.

Tax and Accounting Implications

When determining the compensation packages of our NEOs, the board of directors and Compensation Committee considers all factors that may have an impact on our financial performance such as accounting rules and tax regulations, including Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows a tax deduction to publicly traded corporations for compensation in excess of $1 million paid for any fiscal year to certain covered executives. Prior to the Tax Cuts and Jobs Act enacted in 2017 (the “Tax Reform Act”), certain performance-based compensation was potentially exempt from the $1 million deduction limit. However, under the Tax Reform Act, only qualifying performance-based compensation that is paid pursuant to a written binding contract in effect on November 2, 2017 will be exempt from the deduction limit. Accordingly, any compensation paid pursuant to new compensation arrangements entered into after November 2, 2017, even if performance based, will count towards the $1 million fiscal year deduction limit if paid to a covered executive, including all of our NEOs.

Risk Assessment

In 2020, the Company, with the assistance of Willis Towers Watson, conducted a review of the formal risk assessment for all our incentive compensation programs that have a material impact on our financial statements. Willis Towers Watson inventoried incentive compensation programs across the Company and then collected key information about each program including the number of participants, target annual awards, performance metrics, and summary design features. No programs were found reasonably likely to have a material adverse effect on the Company.

Compensation Committee Report

The Compensation Committee of the Board has reviewed and discussed with management the Compensation Discussion and Analysis for fiscal year 2020. Based upon the review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for its 2021 Annual Meeting of Stockholders. The members of the Compensation Committee are listed below. Dr. Castelein served as a member of the Compensation Committee through June 2020 and Ms. Johnson joined the Compensation Committee in June 2020 following her appointment to the board of directors. Mr. Spencer joined the Compensation Committee in February 2021 following his appointment to the board of directors.

Compensation Committee

Scott Huennekens, Chairman

B. Kristine Johnson

Brian Roberts

Phillip M. Spencer

2020 Summary Compensation Table

The following table sets forth compensation paid to our NEOs for the years ended December 31, 2020, 2019 and 2018. Mr. Stassen was not employed by the Company prior to 2020 and Mr. Knaley was not an NEO prior to 2019.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Scott W. Drake	2020	$725,000	$—	$5,735,856	$—	$677,989	$3,126	$7,141,971
President and Chief Executive Officer (4)	2019	$700,000	$105,000	$2,794,832	$1,525,000	$420,000	$8,400	$5,553,232
	2018	$308,681	$—	$11,157,300	$10,751,674	$—	$152,721	$22,370,376
Zachary Stassen	2020	$209,231	$—	$625,000	$625,000	$99,231	$—	$1,558,462
Chief Financial Officer (5)
Shahriar (Shar) Matin	2020	$439,875	$—	$1,650,000	$—	$308,545	$8,550	$2,406,970
Chief Operating Officer (6)	2019	$425,000	$47,813	$2,550,000	$762,500	$191,250	$7,144	$3,983,707
	2018	$187,413	$—	$5,578,650	$5,375,837	$—	$151,631	$11,293,531
James F. Dempsey, Ph.D.	2020	$356,495	$—	$650,000	$—	$166,590	$—	$1,173,085
Chief Scientific Officer	2019	$340,587	$25,544	$902,300	$325,000	$102,176	$—	$1,695,607
	2018	$327,200	$—	$—	$455,460	$113,832	$—	$896,492
Richard (Brian) Knaley	2020	$159,690	$—	$400,000	$—	$—	$415,596	$975,286
Former Senior Vice President and Chief Financial Officer (7)	2019	$281,775	$16,125	$251,000	$194,240	$64,498	$4,662	$812,300

(1)

Amounts shown represent the aggregate grant date fair value of restricted stock units and stock options, respectively, granted in each applicable year, as calculated in accordance with FASB ASC Topic 718 with the option grant date fair value determined using the Black-Scholes option-pricing model and excluding, in each case, the impact of estimated forfeitures related to service-based vesting provisions. See footnote 14 of the financial statements included in our Annual Report on Form 10-K filed March 5, 2021 for the assumptions used in calculating these amounts.

(2)

Represents amount paid under our cash incentive programs which are earned by our NEOs pursuant to the achievement of certain performance objectives. The amount shown for Mr. Stassen represents a prorated amount since he joined the Company in May 2020. Mr. Knaley was not eligible to receive such a payment in light of his departure during 2020. For each fiscal year presented above, these amounts were paid to our NEOs early the following year. Please see the descriptions of the annual bonuses paid to our NEOs in “Components of Executive Compensation—Annual Incentive” above.

(3)

Represents amounts paid for 401(k) employer matching contributions, severance, and continuation of post-employment medical, dental and vision expenses. Please see the descriptions of these payments and benefits paid to our NEOs in “Components of Executive Compensation—Other Compensation” above.

(4)

The “Stock Awards” amounts for Mr. Drake included the balance of the retention award that was granted in 2019 in the amount of $3,021,009. The “All Other Compensation” amount for Mr. Drake consists of a 401(k)-employer matching contribution in the amount of $3,126 for 2020.

(5)	The “Stock Awards” and “Option Awards” amounts for Mr. Stassen represent equity awards granted at the time of his hire during 2020.
(6)	The “All Other Compensation” amount for Mr. Matin consists of a 401(k)-employer matching contribution in the amount of $8,550 for 2020.
(7)

The “All Other Compensation” amount for Mr. Knaley consists of a 401(k)-employer matching contribution in the amount of $3,040 for 2020 as well as severance in the amount of $388,700 and continuation of medical, dental and vision expenses in the amount of $23,856. Additional details can be found below in “Separation Agreement with Richard (Brian) Knaley”.

2020 Grants of Plan-Based Awards

The following table shows all plan-based awards for each of the NEOs during 2020. The unvested portion of the stock awards identified in the table below are also reported in the Outstanding Equity Awards at 2020 Year-End Table on the following page.

		Estimated Future Potential Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Number of Shares of Stock (#)(2)	Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/share) (4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Scott W. Drake (6)
Annual Incentive Plan		$362,500	$725,000	$1,450,000	—	—	—	—
Stock Incentive Plan	1/2/2020				744,091	—	—	$3,021,009
Stock Incentive Plan	3/2/2020				255,909	—	—	$721,663
Stock Incentive Plan	6/15/2020				914,304	—	—	$1,993,184
Zachary Stassen
Annual Incentive Plan		$85,000	$170,000	$340,000	—	—	—	$—
Stock Incentive Plan	6/1/2020				—	495,079	$1.81	$625,000
Stock Incentive Plan	6/1/2020				345,303	—	—	$625,000
Shahriar (Shar) Matin (7)
Annual Incentive Plan		$164,953	$329,906	$659,813	—	—	—	$—
Stock Incentive Plan	3/2/2020				585,106	—	—	$1,650,000
James F. Dempsey, Ph.D.
Annual Incentive Plan		$89,124	$178,248	$356,495	—	—	—	$—
Stock Incentive Plan	6/1/2020				230,496	—	—	$650,000
Richard (Brian) Knaley (8)
Annual Incentive Plan		$67,500	$135,000	$214,992	—	—	—	$—
Stock Incentive Plan	3/2/2020				141,844	—	—	$400,000

(1)

The target bonus amount equals a specified percentage of each NEO’s base salary as of December 31, 2020, as described in more detail above under “Components of Executive Compensation – Performance Bonuses.” Each NEO would receive 50% of his target bonus amount for achieving threshold performance goals under the annual incentive plan and a could receive a maximum payout of 200% (or 140% for Mr. Knaley) of his target bonus for achieving or exceeding the maximum performance goals. Actual bonuses received by these NEOs for 2020 are reported in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation.”

(2)

Reflects RSUs that vest in equal installments of 1/3 on each anniversary of the grant date. These awards are described in more detail above under “Components of Executive Compensation - Long-Term Equity Incentives.”

(3)

These options vest and become exercisable as to 25% of the options on the first anniversary of June 1, 2020, the vesting commencement date, and as to 1/48th of the options on each monthly anniversary thereafter, such that the option will be vested on the fourth anniversary of the June 1, 2020, subject to Mr. Stassen continuing to provide services to us through the applicable vesting date.

(4)

The value of the stock options are based on the option award fair value using the Black-Scholes option-pricing model, as calculated in accordance with FASB ASC Topic 718 excluding the impact of estimated forfeitures related to service-based vesting provisions. See footnote 14 of the financial statements included in our Annual Report on Form 10-K filed March 5, 2021 for the assumptions used in calculating these amounts.

(5)

The values of the RSUs are based on the fair value as of the grant date of such award determined pursuant to FASB ASC Topic 718 excluding the impact of estimated forfeitures related to service-based vesting provisions. See footnote 14 of the financial statements included in our Annual Report on Form 10-K filed March 5, 2021 for the assumptions used in calculating these amounts.

(6)

The January 2, 2020 grant represents the balance of Mr. Drake’s 2019 approved retention grant. The combination of the March 2, 2020 and June 15, 2020 grants represent Mr. Drake’s total 2020 long-term incentive grant. All grants are described in more detail above in “Long-Term Equity Incentives”.

(7)	Mr. Matin resigned from the Company effective March 31, 2021. Please see the description below “Employment Agreements and Mr. Matin’s Separation Agreement”.
(8)

As described below under “Separation Agreement with Richard (Brian) Knaley, Mr. Knaley’s unvested equity grants were cancelled, and no further equity grants vested subsequent to his June 30, 2020 departure date. None of the RSUs associated with this March 2, 2020 grant had vested at the time of his departure and all such RSUs were forfeited.

2020 Outstanding Equity Awards at Fiscal Year End

The following table lists all outstanding equity awards held by our NEOs as of December 31, 2020.

		Option Awards
		Number of Securities Underlying Unexercised Options					Stock Awards
Name	Vesting Commencement Date	Exercisable (#)	Unexercisable (#)(1)		Option Exercise Price ($)	Option Expiration Date (2)	Number of Unvested Shares or Units (#)(3)	Market Value of Unvested Shares or Units ($)(4)
Scott W. Drake	7/22/2018	1,163,024	761,946	(2)	$9.66	7/22/2028
	3/1/2019	137,403	176,641		$8.47	3/1/2029
	7/22/2018						385,000	$1,470,700
	3/1/2019						120,031	$458,518
	10/24/2019						337,273	$1,288,383
	1/2/2020						744,091	$2,842,428
	3/2/2020						255,909	$977,572
	6/15/2020						914,304	$3,492,641
Zachary Stassen	6/1/2020	—	495,079	(2)	$1.81	6/1/2030
	6/1/2020						345,303	$1,319,057

		Option Awards
		Number of Securities Underlying Unexercised Options					Stock Awards
Name	Vesting Commencement Date	Exercisable (#)	Unexercisable (#)(1)		Option Exercise Price ($)	Option Expiration Date (2)	Number of Unvested Shares or Units (#)(3)	Market Value of Unvested Shares or Units ($)(4)
Shahriar (Shar) Matin	7/22/2018	481,252	—	(2)	$9.66	7/22/2028
	3/1/2019	52,350	—		$8.47	3/1/2029
	7/22/2018						192,500	$735,350
	3/1/2019						60,016	$229,261
	10/24/2019						416,667	$1,591,668
	3/2/2020						585,106	$2,235,105
James F. Dempsey, Ph.D.	4/11/2014	334,305	—		$0.75	4/11/2024
	7/23/2015	273,039	—		$5.00	7/23/2025
	2/18/2017	191,668	8,332		$5.05	2/18/2027
	4/16/2018	73,344	36,656		$7.09	4/16/2028
	3/1/2019	29,290	37,638		$8.47	3/1/2029
	3/1/2019						25,581	$97,719
	10/24/2019						153,333	$585,732
	3/2/2020						230,496	$880,495
Richard (Brian) Knaley (5)	9/15/2018	—	—		—	—
	3/1/2019	—	—		—	—
	10/24/2019						—	—
	3/2/2020						—	—

(1)

Except as otherwise noted, these options vest and become exercisable as to 1/48th of the shares on each monthly anniversary of the vesting commencement date, such that all shares subject to an option will be vested and exercisable on the fourth anniversary of the vesting commencement date, subject to the holder continuing to provide services to us through the applicable vesting date.

(2)

These options vest and become exercisable as to 25% of the shares on the first anniversary of the vesting commencement date and as to 1/48th of the shares on each monthly anniversary thereafter, such that all shares subject to the option will be vested on the fourth anniversary of the vesting commencement date, subject to the holder continuing to provide services to us through the applicable vesting date.

(3)

These restricted stock units vest one-third annually such that all units will be vested on the third anniversary of the vesting commencement date, subject to the holder continuing to provide services to us through the applicable vesting date.

(4)	Reflects the number of restricted stock units multiplied by $3.82, the closing price of the Company’s common stock on the Nasdaq Global Market on December 31, 2020.
(5)

As described below under “Separation Agreement with Richard (Brian) Knaley, Mr. Knaley’s unvested equity grants were cancelled, and no further equity grants vested subsequent to his June 30, 2020 departure date. As such, there were no unvested equity awards outstanding as of December 31, 2020. In addition, vested stock options were forfeited to the extent not exercised within 90 days following Mr. Knaley’s departure. There were therefore no vested stock options outstanding as of December 31, 2020.

2020 Option Exercises and Stock Vested

The following table shows all stock options exercised and value realized upon exercise, as well as stock awards vested and value realized upon vesting, by the NEOs during 2020. None of the NEOs exercised any stock options during 2020, and Messrs. Stassen and Knaley did not have any stock awards vest during 2020.

	Option Awards		Share Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Scott W. Drake	—	$—	613,652	$1,629,835
Zachary Stassen	—	$—	—	$—
Shahriar (Shar) Matin	—	$—	430,841	$1,193,164
James F. Dempsey, Ph.D.	—	$—	89,457	$270,542
Richard (Brian) Knaley	—	$—	—	$—

(1)	The value realized on vesting equals the market value of the Company’s common stock on the release date, multiplied by the number of shares that vested.

Potential Payments upon Termination or Change in Control

Each of Messrs. Drake and Matin have entered into employment agreements that provide for severance and change in control payments and benefits with Mr. Matin’s agreement modified by a separation agreement dated July 6, 2020 (the “Separation Agreement”) that he entered into under our 2020 ITP. Mr. Stassen has also entered into a severance agreement that provides for severance and change in control payments and benefits and Mr. Dempsey’s offer letter provides for severance payments. Mr. Knaley was paid severance according to his agreement at the time of his departure on June 30, 2020.

Employment Agreements and Mr. Matin’s Separation Agreement

If the Company terminates the executive’s employment without “Cause” (as defined below), or the executive resigns for “Good Reason” (as defined below), then, provided that the executive executes and delivers, and does not revoke, a general release of claims in a customary form mutually satisfactory to the Company and executive (i) the Company shall pay an amount equal to two times the sum of base salary (in the case of Mr. Drake) or one times the sum of base salary (in the case of Mr. Matin), and the target performance bonus, both as determined and in effect at the date of the executive’s termination, payable in substantially equal monthly installments during the twenty-four month period following termination, and (ii) the Company will pay the executive an amount equal to twelve multiplied by the difference between the monthly COBRA premium cost and the monthly contribution previously paid by the executive as an active employee for the same coverage prior to such termination or resignation. In addition, the award agreements issued in connection with the inducement equity grant and any award agreements governing any other equity awards issued to the executive after the date of the employment agreement provide that, if the Company terminates the executive’s employment without Cause, or the executive resigns for Good Reason, then such equity awards that would otherwise (absent the termination) have vested during the twenty-four (24) month period following the executive’s termination shall accelerate and become fully-vested as of the date of the executive’s termination. The executive’s equity award agreements also provide that executive shall have 12 months from the date of any such termination to exercise any remaining stock options held by executive. Any other unvested equity awards will be forfeited upon any termination of employment. Neither the executive nor the executive’s estate or beneficiaries are entitled to any of the payments or benefits upon termination of the executive’s employment by reason of his disability or death other than the right to a pro rata performance bonus based on the number of months executive was employed in the calendar year prior to such death or disability.

In the event that a Change in Control occurs during the executive’s employment and the executive’s employment is terminated by the Company (or its successor) without Cause or by the executive for Good Reason at any time three months prior to or eighteen months following such Change in Control, then all equity awards issued to and held by the executive, including those issued in the equity inducement grant for Messrs. Drake and Matin, and any awards issued under the Company’s equity plan, shall accelerate and become vested and exercisable as of the date of such termination. A “Change in Control” has the same meaning given to such term in the 2015 Equity Incentive Plan.

Pursuant to the employment agreement, “Cause” means the executive’s: (i) theft or embezzlement of Company funds or assets; (ii) conviction of, or guilty or no contest plea, to a felony charge or any misdemeanor involving moral turpitude; (iii) material violation of any express direction or any rule, regulation or policy established by the board of directors of the Company that is consistent with the terms of the employment agreement; (iv) material breach of the employment agreement or material breach of the executive’s fiduciary duties to the Company; (v) fraud, gross incompetence, gross neglect, or gross misconduct in the performance of the executive’s duties (including a material violation or breach of any Company policy applicable to the executive); or (vi) repeated and consistent failure to perform the duties under the employment agreement during normal business hours except during vacation periods or absences due to temporary illness. If the board of directors of the Company determines in good faith (if the executive is a member of the Board at such time he shall not be entitled to participate in such determination) that Cause for termination exists, the executive shall be given written notice by the board of directors that provides the factual basis for the determination and the executive shall have ten business days to respond and to try and cure the condition(s) giving rise to the determination prior to that determination becoming final; provided, however, that this sentence shall not apply to, nor shall the Board be obligated to provide any such cure period for conditions of Cause which by their nature, and as reasonably determined by the Board, are not subject to cure.

Pursuant to the employment agreement, “Good Reason” means, in the context of a resignation by the executive, a resignation that occurs within thirty days following the executive’s first having knowledge of any (i) material reduction in the base salary, (ii) material breach of the employment agreement by the Company, (iii) material diminution of the executive’s authority, duties or title or responsibilities imposed by the Board or (in the case of Mr. Matin) the Chief Executive Officer (other than in response to an event constituting Cause), (iv) a material reduction in the executive’s annual performance bonus or equity compensation opportunity or (v) requirement that executive relocate, without the executive’s consent, in excess of 25 miles beyond the geographic limits of Mountain View, California, Denver, Colorado or Oakwood Village, Ohio or such other location as has been established by the Company as its headquarters in consultation with the executive; provided, however, with respect to subclause (i) above, that any reduction of the base salary that is consistent with general reductions in the base salaries of other executives of the Company as part of a plan to avoid insolvency of the Company or manage any financial distress or hardship of the Company shall not be deemed to constitute a material reduction in the base salary; and provided, further, with respect to subclause (ii) above, that in the case of a material breach, Good Reason shall only exist where the executive has provided the Company with written notice of the breach within 30 days of the occurrence of the events constituting “Good Reason,” the Company has failed to cure such breach within ten business days of such written notice of breach and the executive actually resigns his employment within 45 days of the occurrence of the events constituting “Good Reason.”

In July 2020, the Company and Mr. Matin entered into the Separation Agreement as part of a program to retain select senior leaders, while also providing an option for them to continue with the Company in the event the impact of the coronavirus pandemic on economic conditions improved. The Separation Agreement modifies certain severance and other related provisions of Mr. Matin’s employment agreement. Pursuant to the Separation Agreement, Mr. Matin will remain employed in his current role for up to one year following July 6, 2020 (the “Severance Period”). If Mr. Matin remains employed in his current role through the entire Severance Period, all of his then unvested restricted stock units (“RSUs”) will become vested. If, during the Severance Period, Mr. Matin is terminated by the Company without Cause (as defined below) or resigns for any reason, then he will be entitled to severance pay at his current base salary level for the number of months then remaining in the

Severance Period, COBRA premium reimbursement for up to twelve months, payment of his 2020 target annual incentive bonus, accelerated vesting of then unvested RSUs that would otherwise have vested within the twenty-four (24) months after termination, and continued exercisability of any vested stock options for up to one year from the termination date. If Mr. Matin were terminated with Cause in the first six months of the Severance Period, all of his unvested RSUs will be forfeited. If Mr. Matin is terminated with Cause in the second six months of the Severance Period, his unvested RSUs will vest on a pro-rata basis calculated as a percentage of the second six-month portion of the Severance Period in which Mr. Matin remained employed prior to his termination date. If at the end of the Severance Period the Company and Mr. Matin agree to continue his employment, the Company will perform an assessment of any compensation forfeited during the Severance Period for purposes of providing, at the Company’s discretion, potential make-whole true-up adjustments to future compensation arrangements.

In the event that a Change in Control occurs during the executive’s employment and the executive’s employment is terminated by the Company (or its successor) without Cause or by the executive for Good Reason at any time three months prior to or eighteen months following such Change in Control, then all equity awards issued to and held by the executive, including those issued in the equity inducement grant for Messrs. Drake and Matin, and any awards issued under the Company’s equity plan, shall accelerate and become vested and exercisable as of the date of such termination. If a Change in Control occurs while Mr. Matin remains employed during the Severance Period, then per the terms of the Separation Agreement, he will have the option to remain subject to the terms and conditions of the Separation Agreement or to revert to and be subject to the change in control termination and severance provisions set forth in his employment agreement.

Pursuant to the Separation Agreement, “Cause” means Mr. Matin’s (i) willful failure to perform his duties (other than any such failure resulting from incapacity due to physical or mental illness); (ii) willful failure to comply with any valid and legal directive of the person or entity to whom he reports; (iii) willful engagement in dishonesty, illegal conduct or gross misconduct, which is, in each case, materially injurious to the Company or its affiliates; (iv) embezzlement, misappropriation or fraud, related to his employment with the Company; (v) conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude, if such felony or other crime is work-related, materially impairs his ability to perform services for the Company or results in material reputational or financial harm to the Company or its affiliates; or (vi) violation of a material policy of the Company. For purposes of this definition, no act or failure to act on Mr. Matin’s part will be considered “willful” unless it is done, or omitted to be done, by him in bad faith or without reasonable belief that his action or omission was in the best interests of the Company.

Pursuant to the employment agreement, “Change in Control” has the same meaning given to such term in the EIAP.

Pursuant to the Separation Agreement, “Change in Control” means (i) a sale of all or substantially all of the assets of the Company and its subsidiaries taken as a whole or (ii) a merger, consolidation or other similar business combination involving the Company, if, upon completion of such transaction the beneficial owners of voting equity securities of the Company immediately prior to the transaction beneficially own less than fifty percent of the successor entity’s voting equity securities; provided, that “Change of Control” shall not include a transaction where the consideration received or retained by the holders of the then outstanding capital stock of the Company does not consist primarily of (i) cash or cash equivalent consideration, (ii) securities which are registered under the Securities Act of 1933, as amended (the “Securities Act”), or any successor statute and/or (iii) securities for which the Company or any other issuer thereof has agreed, including pursuant to a demand, to file a registration statement within ninety days of completion of the transaction for resale to the public pursuant to the Securities Act.

Severance Agreement

Under his severance agreement, Mr. Stassen is eligible to receive severance payments and benefits in connection with a termination of employment by the Company without “Cause” (as defined below) or due to his resignation for “Good Reason” (as defined below).

If such a termination of employment occurs within the period commencing 90 days before the occurrence of a “Change in Control” (as defined below) and ending on the 18-month anniversary following the Change in Control (the “Covered Period”), then Mr. Stassen would be eligible to receive a lump sum severance payment in an amount equal to the sum of: (i) 100% of Mr. Stassen’s annual base salary; (ii) Mr. Stassen’s then-current target annual bonus; and (iii) the pro-rata portion of Mr. Stassen’s target annual bonus for the fiscal year in which the date of termination occurs. If such a termination of employment occurs outside of the Covered Period, then Mr. Stassen would be eligible to receive a lump sum severance payment in an amount equal to 100% of his annual base salary.

To the extent that Mr. Stassen timely and properly elects health insurance continuation coverage under the Company’s group health insurance plan under COBRA, the Company will pay for the cost of the monthly COBRA premium for continuing health insurance coverage as elected by Mr. Stassen until the earliest of: (i) 18 months (in the event the termination of employment occurs during the Covered Period) or 12 months (in the event the termination of employment occurs outside of the Covered Period); (ii) the date that Mr. Stassen is no longer eligible to receive COBRA continuation coverage under the Company’s group health insurance plan; and (iii) the date on which Mr. Stassen secures other employment.

In the Company’s sole discretion based on the circumstances of Mr. Stassen’s termination, Mr. Stassen may be eligible for up to maximum of $10,000 in outplacement related services. In the event that (i) a Change of Control occurs during Mr. Stassen’s employment and (ii) Mr. Stassen’s employment with the Company is terminated by the Company (or its successor) without Cause or if Mr. Stassen resigns for Good Reason at any time during the twelve-month period following such Change of Control, then (x) without further action by the Company (or its successor) or the Company’s board (or its successor’s board), all unvested units or shares issued under the Company’s equity incentive program will accelerate and become vested and exercisable as of the date of such termination.

Mr. Stassen’s receipt of such payments and benefits would be subject to his execution and non-revocation of a release of claims in the form attached to his severance agreement. They would also be subject to his compliance with the restrictive covenants set forth in the severance agreement.

Pursuant to the severance agreement, “Cause” means: (i) Mr. Stassen’s willful failure to perform his duties (other than any such failure resulting from incapacity due to physical or mental illness); (ii) Mr. Stassen’s willful failure to comply with any valid and legal directive of the person or entity to whom he reports; (iii) Mr. Stassen’s willful engagement in dishonesty, illegal conduct or gross misconduct, which is, in each case, materially injurious to the Company or its affiliates; (iv) Mr. Stassen’s embezzlement, misappropriation or fraud, related to his employment with the Company; (v) Mr. Stassen’s conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude, if such felony or other crime is work-related, materially impairs Mr. Stassen’s ability to perform services for the Company or results in material reputational or financial harm to the Company or its affiliates; or (vi) Mr. Stassen’s violation of a material policy of the Company. For purposes of this definition, no act or failure to act on Mr. Stassen’s part will be considered “willful” unless it is done, or omitted to be done, by Mr. Stassen in bad faith or without reasonable belief that Mr. Stassen’s action or omission was in the best interests of the Company.

Pursuant to the severance agreement, “Change in Control” means: (i) a sale of all or substantially all of the assets of the Company and its subsidiaries taken as a whole or (ii) a merger, consolidation or other similar business combination involving the Company, if, upon completion of such transaction the beneficial owners of voting equity securities of the Company immediately prior to the transaction beneficially own less than 50% of the successor entity’s voting equity securities; provided, that “Change of Control” will not include a transaction where the consideration received or retained by the holders of the then outstanding capital stock of the Company does not consist primarily of (i) cash or cash equivalent consideration, (ii) securities which are registered under the Securities Act of 1933, as amended (the “Securities Act”), or any successor statute and/or (iii) securities for which the Company or any other issuer thereof has agreed, including pursuant to a demand, to file a registration statement within ninety days of completion of the transaction for resale to the public pursuant to the Securities Act.

Pursuant to the severance agreement, “Good Reason” means: (i) a reduction in Mr. Stassen’s base salary; (ii) a reduction in Mr. Stassen’s target annual bonus opportunity; (iii) a relocation of Mr. Stassen’s principal place of employment by more than 50 miles; (iv) the Company’s failure to obtain an agreement from any successor to assume and agree to perform the obligations in the same manner and to the same extent that the Company would be required to perform, except where such assumption occurs by operation of law; or (iv) a material, adverse change in Mr. Stassen’s title, reporting relationship, authority, duties or responsibilities (other than temporarily while Mr. Stassen is physically or mentally incapacitated or as required by applicable law).

Offer Letter Agreement

Under his offer letter agreement, Mr. Dempsey is eligible to receive severance payments and benefits in connection with a termination of employment by the Company without “Cause” (as defined below). In connection with such a termination, Mr. Dempsey would be eligible to receive a severance payment equal to his annualized base salary plus the amount of his annual bonus for the year preceding the termination date for a six-month period beginning on the termination date. Mr. Dempsey’s receipt of such payment would be subject to his execution of a general release of claims in a form reasonably satisfactory to the Company. The receipt of the severance payment would also be subject to Mr. Dempsey’s not violating the restrictive covenants included in the offer letter.

Pursuant to the offer letter agreement, “Cause” means: (i) Mr. Dempsey’s willful failure to perform his material duties as Chief Scientific Officer, other than a failure resulting from his complete or partial incapacity due to physical or mental illness or impairment, (ii) Mr. Dempsey’s willful act that constitutes gross misconduct and that is injurious to the Company, (iii) Mr. Dempsey’s willful breach of a provision of the offer letter agreement, (iv) Mr. Dempsey’s material and willful violation of a federal or state law or regulation applicable to the business of the Company, or (v) Mr. Dempsey’s conviction or plea of guilty or no contest to a felony.

The following table describes the potential payments and benefits under the Company’s compensation and benefit plans and arrangements to which the listed NEOs would have been entitled upon termination of employment as of December 31, 2020. Please see the “Separation Agreement with Richard (Brian) Knaley” below for additional information on the actual payments and benefits provided to Messrs. Knaley in connection with his departure.

Name	Prorated target bonus (1)	Cash Severance ($) (2)	Accelerated Equity Awards ($) (3)	Target Bonus ($) (4)	Benefits ($) (5)	Total ($)
Scott W. Drake
With Cause	$—	$—	$—	$—	$—	$—
Voluntary Termination	$—	$—	$—	$—	$—	$—
Termination without Cause or with Good Reason	$—	$1,450,000	$8,367,217	$1,450,000	$30,000	$11,297,217

Name	Prorated target bonus (1)	Cash Severance ($)(2)	Accelerated Equity Awards ($)(3)	Target Bonus ($)(4)	Benefits ($)(5)	Total ($)
Change in Control Termination without Cause or with Good Reason	$—	$1,450,000	$20,014,264	$1,450,000	$30,000	$22,944,264
Death / Disability (6)	$725,000	$—	$—	$—	$—	$725,000

Zachary Stassen
With Cause	$—	$—	$—	$—	$—	$—
Voluntary Termination	$—	$—	$—	$—	$—	$—
Termination without Cause or with Good Reason	$—	$340,000	$—	$—	$30,000	$370,000
Change in Control Termination without Cause or with Good Reason	$170,000	$340,000	$2,314,166	$170,000	$45,000	$3,039,166
Death / Disability	$—	$—	$—	$—	$—	$—

James F. Dempsey, Ph.D.
With Cause	$—	$—	$—	$—	$—	$—
Voluntary Termination	$—	$—	$—	$—	$—	$—
Termination without Cause or with Good Reason	$—	$356,495	$—	$—	$—	$356,495
Change in Control Termination without Cause or with Good Reason	$—	$356,495	$—	$—	$—	$356,495
Death / Disability	$—	$—	$—	$—	$—	$—

(1)	The amount in this column assumes a December 31, 2020 termination date.
(2)

Mr. Drake to receive payment equal to two (2) times his then current annual base salary paid in substantially equal monthly installments during the twenty-four month period following termination. Mr. Stassen to receive 100% of his base salary in a lump sum. Dr. Dempsey to receive a payment equal to his annualized base salary plus the amount of his annual bonus for the year preceding the termination date for a six-month period beginning on the termination date.

(3)

Values are calculated based on the closing price of our common stock of $3.82 on December 31, 2020. The value for the acceleration of stock option awards is calculated as the difference between the closing price of our common stock of $3.82 on December 31, 2020 and the exercise price per share of the award multiplied by the number of shares vesting. Mr. Drake’s values upon a termination without cause or for good reason reflect the accelerated vesting of awards that would vest during a twenty-four (24) month period following the Executive’s termination. The values reported for Messrs. Drake, and Stassen in connection with a Change in Control reflect the accelerated vesting of all of the awards held by the executive as of the date of termination.

(4)

Mr. Drake to receive a payment equal to two (2) times his then current target bonus paid in substantially equal monthly installments during the twenty-four month period following termination. Mr. Stassen to receive 100% of his target bonus in connection with a change in control termination without cause or for good reason.

(5)

Mr. Drake to receive continuation of medical insurance for twelve (12) months following the date of termination. Mr. Stassen to receive continuation of insurance for twelve (12) months following a termination without cause or with good reason and eighteen (18) months following a change in control termination without cause or with good reason.

(6)	Mr. Drake to receive a pro rata portion of target bonus upon a termination of employment due to death or disability. The amount in the column assumes December 31, 2020 as the termination date.

Separation Agreement with Brian Knaley

Mr. Knaley’s employment was terminated with us effective June 30, 2020, at which time Mr. Knaley and the Company entered into a separation agreement. In exchange for a release of claims against the Company and its affiliates and additional restrictive covenants, Mr. Knaley was provided with a severance payment in the amount of $388,700. For twelve months following his termination of employment, the Company will pay for the cost of Mr. Knaley’s COBRA medical, dental and vision insurance premiums (a current monthly cost of $1,988). Pursuant to his separation agreement, Mr. Knaley did not receive any additional compensation, bonus, severance, commissions, or other benefits, and all of Mr. Knaley’s unvested equity grants were cancelled.

Separation Agreement with Shahriar Matin

Effective March 31, 2021, Mr. Matin resigned from the Company. In accordance with his Separation Agreement, Mr. Matin is entitled to receive severance pay through July 6, 2021 in the amount of $131,330, COBRA reimbursement for up to twelve months (a current monthly cost of $1,713), accelerated vesting of then unvested RSUs that would otherwise have vested within the twenty-four months after termination in accordance with the terms of his original employment (an acceleration amount equal to $4,046,350), and continued exercisability of any vested stock options for up to one year from March 31, 2021.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

The Board is committed to upholding the highest legal and ethical standards of conduct in fulfilling its responsibilities and recognizes that transactions with the Company involving related parties can present a heightened risk of potential or actual conflicts of interest.

Except as described below and except for compensation for employment or services provided in other roles, there has not been, since January 1, 2019, nor is there currently proposed, any transaction to which ViewRay, Inc. is or was a party in which the amount involved exceeds $120,000, and in which any of our current directors, executive officers, holders of more than 5% of any class of our voting securities or any of their respective affiliates or immediate family members, had, or will have, a direct or indirect material interest.

2019 Public Offering of Common Stock

On December 3, 2019, we entered into an underwriting agreement with Piper Jaffray & Co., as representatives of several underwriters, or the December 2019 Underwriters, in connection with the issuance and sale of 41,550,000 shares of our common stock at a public offering price of $3.13 per share, or the December 2019 Public Offering of Common Stock. In addition, we granted the December 2019 Underwriters a 30-day option to purchase up to 6,232,500 additional shares of common stock on the same terms, which the December 2019 Underwriters exercised in full. We completed the offering on December 6, 2019 and received aggregate net proceeds of approximately $138.4 million, after deducting underwriting discounts and commissions and offering expenses payable by us.

In connection with the 2019 Offering, Strong Influence and Fosun Atlas Capital SICAV RAIF S.C.S., a fund managed by an indirectly wholly-owned subsidiary of Fosun International, purchased 5,750,798 and 1,597,444 shares of common stock, respectively, at the public offering price of $3.13 per share.

License Agreement with University of Florida Research Foundation, Inc.

In December 2004, we entered into a Standard Exclusive License Agreement with Sublicensing Terms with University of Florida Research Foundation, Inc., or UFRF, under which we licensed certain patents from UFRF in exchange for royalty payments and an equity issuance, or the UFRF License Agreement. We entered into an amendment of the UFRF License Agreement in December 2007. Since December 2004 to December 2018, we have paid UFRF $1,652,763 in royalties and $63,000 in patent and legal fees pursuant to the terms of the UFRF License Agreement. In addition, in December 2004, we issued 11,312 shares of common stock to UFRF pursuant to the terms of the UFRF License Agreement, which required us to issue UFRF a certain number of shares of common stock upon execution of the UFRF License Agreement, as well as issue UFRF additional shares of common stock to maintain UFRF’s ownership of 5% of our outstanding equity until certain financing conditions were satisfied. We satisfied these financing conditions in 2013 and have no further obligations to issue UFRF shares of our common stock pursuant to the terms of the UFRF License Agreement. Prior to the consummation of the private placement on 2015, UFRF was a beneficial owner of approximately 0.10% of our capital stock on an as-converted basis. In connection with his former employment at the University of Florida and his role in the development of the licensed patents under the UFRF License Agreement, as amended, James F. Dempsey, Ph.D., our Chief Scientific Officer, receives a percentage of the royalty payments we pay to UFRF and is entitled to a percentage of any proceeds from the sale of common stock by UFRF. Specifically, under the University of Florida’s intellectual property policy, Dr. Dempsey is entitled to (i) 40% of any royalty payments we pay to UFRF or proceeds from the sale of common stock by UFRF of up to $500,000 and then (ii) 25% of any royalty payments we pay to UFRF or proceeds from the sale of common stock by UFRF over $500,000.

Distribution Agreement with Chindex Shanghai International Trading Company Limited

In November 2019, the Company entered into a distribution agreement with Chindex Shanghai International Trading Company Limited, or Chindex, which became effective in February 2020. Chindex is a subsidiary of Fosun International Limited, or Fosun.

Under the distribution agreement, Chindex acts as the Company’s distributor and regulatory agent for the sale and delivery of its MRIdian products within the People’s Republic of China, excluding Hong Kong, Macau and Taiwan. The distribution agreement has an initial term of five years with an option to renew for an additional five years. Under the distribution agreement, the Company will supply its products and services to Chindex based on an agreed upon price between the Company and Chindex. In accordance with the agreement, Chindex agreed to pay ViewRay an upfront fee, portions of which may be refundable under certain conditions, of $3.5 million, payable in three installments: (i) the first installment of $1.5 million due approximately 60 days after the effectiveness of the distribution agreement; (ii) the second installment of $1.0 million due on the first anniversary from the effective date of the agreement; and (iii) the third installment of $1.0 million due on the second anniversary from the effective date of the agreement. The Company received payment of the first installment during the fourth quarter of 2020.

Indemnification of Directors and Officers

Our certificate of incorporation and bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his, her or its actions in that capacity regardless of whether we would otherwise be permitted to indemnify him, her or it under Delaware law.

In addition to the indemnification required in our certificate of incorporation and bylaws, we have or will enter into indemnification agreements with each of our directors, officers and certain other employees at this time in the form approved by our board of directors and our stockholders. These agreements provide for the indemnification of our directors, officers and certain other employees for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were our agents.

Director and Executive Officer Compensation

Please see “Director Compensation” and “Executive Compensation” for information regarding compensation of directors and executive officers.

Employment Agreements

We have previously entered into employment agreements with our executive officers. For more information regarding these agreements, see “Executive Compensation—Potential Payments upon Termination or Change in Control.”

Director and Officer Indemnification Agreements

We have or will enter into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Policies and Procedures for Related Party Transactions

Our board of directors has adopted a written related party transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year and a related person has or will have a direct or indirect material interest. Related party transactions are subject to review and approval by the nominating and corporate governance committee. The committee shall review all relevant information available to it about a related party transaction and may approve the transaction only if it determines in good faith that, under all of the circumstances, the transaction is in the best interests of the Company and its shareholders. The committee, in its sole discretion, may impose such conditions as it deems appropriate on the Company or the related party in connection with its approval. No director shall participate in any discussion or vote regarding approval or ratification of a related party transaction with respect to which the director or his or her immediate family members is the related person.

In determining whether to approve or ratify a related party transaction, the committee shall take into account, among other factors it deems appropriate, (i) whether the transaction was undertaken in the ordinary course of business of the Company, (ii) whether the related party transaction was initiated by the Company or the related party, (iii) whether the transaction with the related party is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party, (iv) the purpose of, and the potential benefits to the Company of, the related party transaction, (v) the approximate dollar value of the amount involved in the related party transaction, particularly as it relates to the related party, (vi) the related party’s interest in the related party transaction and (vii) any other information regarding the related party transaction or the related party that would be material to investors in light of the circumstances of the particular transaction.

Pursuant to the policy, certain related party transactions are deemed to be pre-approved by the committee, unless specifically determined otherwise by the committee. Such pre-approved transactions are limited to:

•	employment of executive officers and director compensation, subject in each case to certain conditions;

•

transactions with any at which a related party’s only relationship is Any transaction with another company at which a related party’s only relationship is as (i) an employee (other than an executive officer) or director, (ii) a beneficial owner of less than 10%, together with his or her immediate family members, of that company’s outstanding equity, or (iii) in the case of partnerships, a limited partner, if the limited partner, together with his or her immediate family members, has an interest of less than 10% and the limited partner does not hold another position in the partnership, if the aggregate amount involved does not exceed the greater of $100,000 or two percent of the other company’s consolidated gross revenues;

•

charitable contributions at which a related party’s only relationship is as an employee (other than an executive officer), if the aggregate amount involved does not exceed the greater of $100,000 or two percent of the charitable organization’s total revenues;

•

transactions where the related party’s interest arises solely from the ownership of a class of equity securities of the Company and all holders of that class of equity securities received the same benefit on a pro rata basis; and

•	indemnification and advancement of expenses pursuant to the Company’s charter or bylaws or pursuant to any agreement.

A summary of each new related party transaction deemed pre-approved will be provided to the committee for its review at each regularly scheduled committee meeting.

EQUITY COMPENSATION PLAN INFORMATION

As of December 31, 2020, the Company had an active stock-based incentive compensation plan, an employee stock purchase plan and an equity inducement plan: the EIAP, the 2015 Employee Stock Purchase Plan (as amended and restated, the “ESPP”), and the 2018 Equity Inducement Award Program (the “2018 Plan”), respectively. All new equity compensation grants are issued under these three plans; however, outstanding awards previously issued under inactive plans will continue to vest and remain exercisable in accordance with the terms of the respective plans.

The following table sets forth the number of shares of common stock subject to outstanding options and other rights, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2020 in each of the equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)
Equity Compensation Plans Approved by Stockholders(2)(3)	26,685,410	$6.24	10,268,290
Equity Compensation Plans Not Approved by Stockholders(4)	5,565,657	$8.40	937,314

Total	32,251,067		11,205,604

(1)	Represents the weighted average exercise price of outstanding options.
(2)	Includes the ViewRay Incorporated 2008 Stock Option and Incentive Plan; the EIAP; and the ESPP.
(3)

The ESPP contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance under such plan shall be increased on the first day of each year beginning in 2016 and ending in 2025, in each case subject to the approval of the compensation committee of our board of directors on or prior to the applicable date, equal to the lesser of (A) one percent (1%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our board of directors; provided, however, no more than 3,500,000 shares of stock may be issued under the ESPP.

(4)	Includes the 2018 Plan.

The 2018 Plan was adopted by our board of directors as of July 22, 2018 and was not approved by our stockholders in accordance with the exception from the requirement for the Company’s stockholders to approve equity incentive plans under Nasdaq Listing Rule 5635(c)(4). The purpose of the 2018 Plan is to further the long-term stability and success of the Company by providing a program to reward selected individuals hired as employees of the Company with grants of inducement awards. Unless otherwise provided in the 2018 Plan, the operative terms of any inducement awards granted under the 2018 Plan will adhere to the terms and conditions of the EIAP. The board of directors (or any committee of the board to whom such authority has been delegated) approves the shares that may be issued under the 2018 Plan, which shares do not count against the shares reserved for issuance or per participant limits that apply under the EIAP. Our board of directors or such committee determines the type, size, exercise price, if applicable, and the methods by which any award granted under the 2018 Plan may be exercised, if applicable, cancelled, forfeited or suspended. The board of directors or such committee may amend the 2018 Plan as it deems advisable and the Board may terminate the 2018 Plan at any time, except with regard to outstanding awards.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Code of Business Conduct and Ethics

The Company adopted a revised code of business conduct and ethics effective January 1, 2021, that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available in the “Corporate Governance” section of our investor relations website at https://investors.viewray.com/corporate-governance/esg. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website. The reference to our web address does not constitute incorporation by reference of the information contained at or available through our website.

Corporate Governance Guidelines

We believe in sound corporate governance practices and have adopted formal Corporate Governance Guidelines to enhance our effectiveness. Our board of directors adopted these Corporate Governance Guidelines to ensure that it has the necessary practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices our board of directors follows with respect to board and committee composition and selection, board meetings, Chief Executive Officer performance evaluation and management development and succession planning for senior management, including the Chief Executive Officer position, as well as minimum shareholding requirements for our officers and directors. A copy of our Corporate Governance Guidelines is available on the “Corporate Governance” section of our investor relations website at https://investors.viewray.com/corporate-governance/esg.

Director Independence

As required under Nasdaq rules and regulations, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The board of directors consults with the Company’s counsel to ensure that the board of directors’ determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.

Consistent with these considerations, our board of directors has determined that Messrs. Moore, Huennekens, Roberts, and Spencer, Drs. Castelein, Wilensky and Xie, and Ms. Johnson qualify as “independent” directors in accordance with the Nasdaq listing requirements. Mr. Drake is not considered independent because he is an employee of ViewRay. During his service on the board of directors in 2020, former director Mr. Dempsey was not considered “independent” because he was, and continues to be, an employee of ViewRay. During his service on the board of directors in 2020, former director Mr. Grossman also qualified as an “independent” director in accordance with the Nasdaq listing requirements. We anticipate that upon election to the board of directors, Ms. Prange will also qualify as an “independent” director in accordance with the Nasdaq listing requirements.

The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our board of directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors considered information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

As required under Nasdaq rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. The audit, compensation and nominating and corporate governance committees are comprised entirely of directors determined by the board of directors to be independent within the meaning of Nasdaq and SEC rules and regulations applicable to the members of these committees.

Leadership Structure of the Board of Directors

Our amended and restated bylaws and corporate governance guidelines provide our board of directors with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer and/or the implementation of a lead director in accordance with its determination that utilizing either structure would be in the best interests of our Company.

Our board of directors continues to believe that it is in the best interests of the Company and its stockholders to separate the Chairman of the Board and Chief Executive Officer roles and for our Chairman to be independent. Currently, Mr. Moore serves as our independent Chairman of the Board. Our Board believes that our current structure gives our Board a strong leadership and corporate governance structure that best serves the needs of the Company and its stockholders.

Our board of directors will continue to periodically review our leadership structure and may make any changes in the future as it deems appropriate.

Role of Board of Directors in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our board of directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the board of directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure, and our audit committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The audit committee also monitors compliance with legal and regulatory requirements. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines and considers and approves or disapproves any related party transactions. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Our board of directors and standing committees worked closely and continually with management throughout 2020 to evaluate the risks posed by the Covid-19 pandemic and approved the Company’s Covid-19 response plans, including a reduction in director fees, teammate salaries and our 401(k) match, as well as the criteria for their reinstatement.

Board Committees

The board of directors has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The composition, duties and responsibilities of each of these committees are described below. Each of these committees reports to the board of directors as provided in the applicable committee charter, as they deem appropriate and as the board of directors may request.

The following table provides information on the board of director’s current committee memberships.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Independent
Caley Castelein, M.D.			Chair	X
Scott Huennekens	X	Chair		X
B. Kristine Johnson		X		X
Daniel Moore	X		X	X
Brian K. Roberts	Chair	X		X
Phillip M. Spencer		X		X
Gail Wilensky, Ph.D.			X	X
Kevin Xie, Ph.D.				X
Committee Meetings During 2020	8	7	4

Audit Committee

Our audit committee oversees our corporate accounting and financial reporting process. Among other matters, the audit committee:

•	appoints our independent registered public accounting firm;

•	evaluates the independent registered public accounting firm’s qualifications, independence and performance;

•	determines the engagement of the independent registered public accounting firm;

•	reviews and approves the scope of the annual audit and the audit fee;

•	discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;

•	approves the retention of the independent registered public accounting firm to perform any proposed permissible audit and non-audit services;

•	monitors the rotation of partners of the independent registered public accounting firm on our engagement team as required by law;

•

is responsible for reviewing our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

•	reviews our critical accounting policies and estimates;

•	annually reviews the audit committee charter and the audit committee’s performance; and

•

reviews with our independent registered public accounting firm and management, significant issues that may arise regarding accounting principles and financial statement presentation, as well as matters concerning the scope, adequacy and effectiveness of our disclosure and financial controls.

The current members of our audit committee are Messrs. Roberts, Huennekens and Moore. Mr. Roberts serves as the chairman of the committee. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our board of directors has determined that Mr. Roberts is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable Nasdaq rules and regulations. Under the rules of the SEC and Nasdaq, members of the audit committee must also meet heightened independence standards. Our board of directors has determined that each of the members of the audit committee meet these heightened independence standards. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the audit committee charter is available to security holders on the “Corporate Governance” section of our investor relations website at http://investors.viewray.com/corporate-governance/highlights.

Compensation Committee

The Compensation Committee has responsibility for establishing, implementing and monitoring adherence with the Company’s compensation philosophy. Accordingly, the Compensation Committee strives to develop and maintain competitive, progressive programs that reward executives for continuous improvement in key financial metrics that drive company performance and stockholder value. The Compensation Committee also recognizes the need for compensation programs to attract, retain and develop high-caliber employees, foster teamwork, and maximize the long-term success of ViewRay by appropriately rewarding our executives for their achievements. The Compensation Committee evaluates risk and rewards associated with the Company’s overall compensation philosophy and structure. Pursuant to the Compensation Committee Charter, the Compensation Committee may delegate authority to subcommittees when appropriate.

The Compensation Committee has the authority to engage independent advisors to assist in making determinations with respect to the compensation of executives and other employees. For the 2020 fiscal year, the Compensation Committee engaged Willis Towers Watson, a national executive compensation consulting firm, to conduct a competitive review of executive compensation and advise the Committee on other compensation related matters. Willis Towers Watson has not provided any other services to the Company or the Compensation Committee and has not received compensation other than with respect to the services provided to the Compensation Committee.

Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The compensation committee reviews and approves corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and sets the compensation of these officers, other than the Chief Executive Officer, based on their evaluations. In setting executive officer compensation, our compensation committee considers the recommendations of our Chief Executive Officer, who evaluates the performance of all other executive officers. The board of directors retains the authority to determine and approve, upon the recommendation of the compensation committee, the compensation of the Chief Executive Officer, unless that authority has been delegated to the compensation committee. The compensation committee also approves grants of stock options, restricted stock units and other awards under our stock plans for our executive officers. The compensation committee will review and evaluate, at least annually, the performance of the compensation committee and its members, including compliance of the compensation committee with its charter. The current members of our compensation committee are Messrs. Huennekens, Roberts, and Spencer and Ms. Johnson. Mr. Huennekens serves as the chairman of the committee. Each of the members of our compensation committee is an independent and non-employee director under the applicable rules and regulations of the SEC and Nasdaq relating to compensation committee independence. The compensation committee may delegate any or all of its responsibilities to a subcommittee of its members. The compensation committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the compensation committee charter is available to security holders on the “Corporate Governance” section of our investor relations website at https://investors.viewray.com/corporate-governance/esg.

In 2020, the compensation committee retained Willis Towers Watson to conduct market research and analysis on our various executive positions, to assist the committee in developing appropriate incentive plans for our executives on an annual basis and to provide the committee with advice and ongoing recommendations regarding material executive compensation decisions. In compliance with the disclosure requirements of the SEC, the compensation committee evaluated each of the six independence factors established by the SEC in assessing the consultant’s independence. Based on this assessment, the compensation committee determined that the engagement of the consultant does not raise any conflicts of interest or similar concerns. The compensation committee also evaluated the independence of other outside advisors to the compensation committee, including outside legal counsel, considering the same independence factors and concluded their work for the compensation committee does not raise any conflicts of interest.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for making recommendations to our board of directors regarding candidates for directorships and composition and organization of our board of directors. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our board of directors concerning governance matters, and considers and approves or disapproves any related party transactions. The current members of our nominating and corporate governance committee are Drs. Castelein and Wilensky and Mr. Moore. Dr. Castelein serves as the chairman of the committee. Each of the members of our nominating and corporate governance committee is an independent director under the applicable rules and regulations of the SEC and Nasdaq relating to nominating and corporate governance committee independence. The nominating and corporate governance committee operates under a written charter. A copy of the nominating and corporate governance committee charter is available to security holders on the “Corporate Governance” section of our investor relations website at https://investors.viewray.com/corporate-governance/esg.

In recommending candidates for election to the board of directors, the nominating and corporate governance committee may consider the following criteria, among others: diversity of personal and professional background, perspective and experience; personal and professional integrity, ethics and values; experience in corporate management, operations or finance, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment; experience relevant to the Company’s industry and with relevant social policy concerns; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; practical and mature business judgment, including ability to make independent analytical inquiries; and promotion of a diversity of business or career experience relevant to the success of the Company. The board of directors evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Candidates may come to the attention of the committee through current board members, our executive officers, professional search firms, stockholders or other persons. For a stockholder to make any recommendation or nomination for election to the board of directors at an annual meeting, the stockholder must provide a notice to the Company, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is more than 30 days before or more than 60 days after that anniversary date, the stockholder’s notice must be delivered, or mailed and received, not later than 90 days prior to the date of the annual meeting or, if later, the 10th day following the date on which public disclosure of the date of that annual meeting is made. Further updates and supplements to the stockholder’s notice may be required at the times, and in the forms, required under our bylaws. As set forth in our bylaws, submissions must include: the name and address of the proposed nominee; information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to

Section 14(a) under the Exchange Act of 1934, as amended (the “Exchange Act”); information regarding the proposed nominee’s indirect and direct interests in shares of the Company’s common stock; and a completed and signed questionnaire, representation and agreement of the proposed nominee. Our bylaws also specify further requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our bylaws, as amended and restated to date, which is available, without charge, from our Corporate Secretary, at 2 Thermo Fisher Way, Oakwood Village, Ohio 44146.

Mr. Spencer was appointed to the board of directors in February 2021 and will stand for election as a director by stockholders for the first time at our Annual Meeting of Shareholders in 2022. Ms. Prange will stand for election as a director by stockholders at the Annual Meeting. Mr. Spencer and Ms. Prange were recommended to our board of directors by our nominating and corporate governance committee.

Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance

During 2020, the board of directors met five times. Reference the table above included within the “Board Committees” section for the number of compensation committee, audit committee and nominating and corporate governance committee meetings held during 2020. Each board member attended 75% or more of the aggregate of the meetings of the board of directors and of the committees on which they served. Our directors are expected to attend our annual meetings of stockholders. Messrs. Drake, Moore, Grossman, Huennekens, and Roberts, and Drs. Castelein, Wilensky, and Xie, and Ms. Johnson attended our 2020 Annual Meeting.

Stockholder Communications with the Board of Directors

Should stockholders wish to communicate with the board of directors, any committee of the board of directors or any specified individual directors, they should send their correspondence to the attention of our Corporate Secretary at 2 Thermo Fisher Way, Oakwood Village, Ohio 44146. The communication should include the name, mailing address and telephone number of the stockholder sending the communication, the number of shares of stock owned by the stockholder and, if not the owner of record, the name of the owner of record of the shares beneficially owned by the stockholder, in order to permit stockholder status to be confirmed and for the Company to provide a response if deemed appropriate. The Corporate Secretary will forward the communication to the relative directors or the board as a whole.

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements, annual reports, or notices of internet availability of proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement, annual report, or notice of internet availability of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are ViewRay stockholders may be “householding” our proxy materials. A single proxy statement, annual report, or notice of internet availability of proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, annual report, or notice of internet availability of proxy materials , you may (1) notify your broker, (2) direct your written request to: Investor Relations, ViewRay, Inc., 2 Thermo Fisher Way, Oakwood Village, Ohio 44146 or (3) contact our Investor Relations department by telephone at 1-844-MRIdian (674-3426). Stockholders who currently receive multiple copies of the proxy statement, annual report, or notice of internet availability of proxy materials at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement, annual report, or notice of internet availability of proxy materials promptly to any stockholder at a shared address to which a single copy of the documents was delivered.

Other Matters

As of the date of this Proxy Statement, the board of directors does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

Annual Reports

Our 2020 Annual Report on Form 10-K (which is not a part of our proxy soliciting materials) will be mailed with this Proxy Statement to those stockholders that request and receive a copy of the proxy materials in the mail. Stockholders that received the Notice of Internet Availability of Proxy Materials can access the Annual Report and this Proxy Statement on the website referenced on the Notice of Internet Availability of Proxy Materials. The Annual Report and this Proxy Statement are also available on the “SEC Filings” section of our investor relations website at http://investors.viewray.com and at the SEC’s website at www.sec.gov. Please note that the information on our website is not part of this Proxy Statement.

Upon written request by a ViewRay stockholder, we will mail without charge a copy of our 2020 Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to our Chief Financial Officer, 2 Thermo Fisher Way, Oakwood Village, Ohio 44146.

By Order of the Board of Directors

Scott W. Drake President and Chief Executive Officer

[*], 2021

Appendix A

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

VIEWRAY, INC.

[*], 2021

ViewRay, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”), hereby certifies as follows:

FIRST: That by the unanimous written consent of the Board of Directors of ViewRay, Inc., resolutions were duly adopted setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article V(A) of the Certificate of Incorporation of this corporation is hereby amended in its entirety to read as follows:

A.    (1) The management of the business and the conduct of the affairs of the Corporation shall be vested in the Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors.

(2) Until the election of directors at the 2024 annual meeting of stockholders (the “2024 Annual Meeting”), the directors shall be divided into three classes, designated as Class I, Class II and Class III. Such classes shall be as nearly equal in number as possible. Each director elected at or prior to the 2021 annual meeting of stockholders shall be elected for a term expiring on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected. Each director elected at the 2022 annual meeting of stockholders shall be elected for a two-year term expiring at the 2024 Annual Meeting. Each director elected at the 2023 annual meeting of stockholders shall be elected for a one-year term expiring at the 2024 Annual Meeting.    At the 2024 Annual Meeting and each annual meeting of stockholders thereafter, all directors shall be elected for a one-year term expiring at the next annual meeting of stockholders held after such director’s election.

Notwithstanding any of the foregoing provisions of this Article V(A), each director shall serve until his or her term has expired and his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(3) Prior to the 2024 Annual Meeting, the Board of Directors or any individual director may be removed from office at any time with cause by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of voting stock of the Corporation entitled to vote at an election of directors (the “Voting Stock”). From and after the 2024 Annual Meeting, the Board of Directors or any individual director may be removed from office at any time with or without cause by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding Voting Stock of the Corporation.

A-1

(4) Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors or by the sole remaining director, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office: (i) in the event of a new directorship created or vacancy occurring prior to the 2024 Annual Meeting, for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and (ii) in the event of a new directorship created or vacancy occurring at or after the 2024 Annual Meeting, until the next annual meeting of stockholders and, in each case, until such director’s successor shall have been elected and qualified.

SECOND: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be executed as of the date first written above.

ViewRay, Inc.

By:
By:
Title:

A-2

VIEWRAY, INC.
2 THERMO FISHER WAY, OAKWOOD VILLAGE , OH 44146
VOTE BY INTERNET Before The Meeting – Go to www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting – Go to www.virtualshareholdermeeting.com/VRAY2021
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE- 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign- and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FALLOWS:
D50587-P52767
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
VIEWRAY, INC.
The Board of Directors recommends you vote FOR the following:
For All
Withhold All
For All Except
To withhold authority to vote for any individual no
minee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.To elect three directors to hold office until the 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualified.
Nominees:
01)Caley Castelein, M.D.
02)Brain K. Roberts
03)Karen N. Prange The Board of Directors recommends you vote FOR the following proposal:
2.To approve an amendment to our Amended and Restated Certificate of Incorporation to phase out the classified structure of our board of directors
For
Against
Abstain
The Board of Directors recommends you vote FOR the following proposal : 3. To ratify the selection, by the audit committee of our board of directors, of Deloittee & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.The Board of Directors recommends your vote FOR the following proposal: 4. Advisory vote to approve ViewRay’s executive compensation.
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] DATE
Signature (Joint Owners)    Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and form 10·-K are available at www.proxyvote.com.
050588-PS2767
VIEWRAY, INC.
Annual Meeting of Stockholders
June 11, 20218:30 AM PT
This proxy is solicited by the Board of Directors
D50588-PS2767
The stockholders hereby appoint Zachary Stassen and Robert McCormark or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of VIEWRAY, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30AM PT on June 11, 2021, virtually via live audio webcast, and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Director’s recommendations. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, subject to compliance with Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended. Continued and to be signed on reverse side